================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Oryx Energy Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              Oryx Energy Company
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                  [LOGO OF ORYX ENERGY COMPANY APPEARS HERE]


                              ORYX ENERGY COMPANY
                                13155 NOEL ROAD
                           DALLAS, TEXAS 75240-5067

                           NOTICE OF ANNUAL MEETING

March 26, 1997

  The 1997 Annual Meeting of Stockholders of Oryx Energy Company will be held in the Turtle Creek Room I of Cityplace Conference Center, 2711 North Haskell, Dallas, Texas, on Thursday, May 1, 1997, at 9:00 a.m., for the following purposes:

    1. Election of four directors to Class III of the Company's Board of Directors;

    2. Approval of the appointment of independent accountants for 1997;

    3. Approval of the 1997 Long-Term Incentive Plan;

    4. Approval of an amendment to the 1992 Long-Term Incentive Plan;

    5. Reapproval of the Executive Variable Incentive Plan; and

    6. Transaction of such other business as may properly come before the Annual Meeting, including acting upon a stockholder proposal.

  Only stockholders of record at the close of business on March 10, 1997, will be entitled to vote at the Annual Meeting or any adjournments thereof. A complete list of such stockholders will be available for examination at the offices of the Company in Dallas, Texas, during ordinary business hours for a period of 10 days prior to the meeting.

 PLEASE  SIGN,  DATE  AND  MAIL  THE ENCLOSED  PROXY  CARD  IN  THE  ENVELOPE
   PROVIDED. ADMISSION TICKETS WILL BE REQUIRED.  IF YOU PLAN TO ATTEND THE
     MEETING, PLEASE MARK  YOUR CARD IN THE SPACE  PROVIDED. AN ADMISSION
       TICKET IS ATTACHED TO THE LOWER PORTION OF THE PROXY CARD.

                                          By Order of the Board of Directors

                                          William C. Lemmer
                                          Vice President, General Counsel and
                                          Secretary

                               TABLE OF CONTENTS

CONTENTS                                                           PAGE
-----------------------------------------------------------------------
Proxy Statement                                                       1
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Voting Securities                                                     1
-----------------------------------------------------------------------
Voting Procedures                                                     1
-----------------------------------------------------------------------
Voting Tabulation                                                     1
-----------------------------------------------------------------------
Security Ownership of Certain Beneficial Owners                       2
-----------------------------------------------------------------------
Election of Directors
 . Item Number 1 on Proxy Card                                         3
-----------------------------------------------------------------------
Information Concerning the Board of Directors                         6
-----------------------------------------------------------------------
Security Ownership of Management                                      8
-----------------------------------------------------------------------
Executive Compensation                                                9
-----------------------------------------------------------------------
Approval of Independent Accountants
 . Item Number 2 on Proxy Card                                        20
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Approval of 1997 Long-Term Incentive Plan
 . Item Number 3 on Proxy Card                                        20
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Approval of Amendment to 1992 Long-Term Incentive Plan
 . Item Number 4 on Proxy Card                                        27
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Reapproval of Executive Variable Incentive Plan
 . Item Number 5 on Proxy Card                                        28
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Proposal of Stockholder
 . Item Number 6 on Proxy Card                                        31
-----------------------------------------------------------------------
Other Business                                                       33
-----------------------------------------------------------------------
Section 16(a) Beneficial Ownership Reporting Compliance              33
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Stockholder Nominations and Proposals for the 1998 Annual Meeting    33
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Solicitation of Proxies                                              34
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1997 Long-Term Incentive Plan                                       A-1
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Executive Variable Incentive Plan                                   B-1
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

 . Items scheduled to be voted on at the Annual Meeting.

PROXY STATEMENT----------------------------------------------------------------

  This Proxy Statement and the accompanying proxy/voting instruction card (the "proxy card") are being furnished to stockholders of Oryx Energy Company ("Company") in connection with the solicitation by the Company's Board of Directors ("Board") of proxies to be used at the 1997 Annual Meeting of Stockholders, scheduled to be held on May 1, 1997, or any adjournments thereof ("Meeting"). The approximate date of mailing of this Proxy Statement and accompanying proxy card is March 21, 1997.

VOTING SECURITIES--------------------------------------------------------------

  The only outstanding voting security of the Company is common stock, $1 par value ("Common Stock"). On March 10, 1997, the record date for the Meeting, there were 105,312,881 shares of Common Stock outstanding and entitled to be voted at the Meeting. Each such share of Common Stock is entitled to one vote. In addition, there were 3,001,876 outstanding shares of Common Stock held by a subsidiary of the Company which shares, under Delaware law, are not entitled to be voted at the Meeting. A majority of the shares of Common Stock outstanding and entitled to be voted at the Meeting, present in person or represented by proxy, is necessary to constitute a quorum.

VOTING PROCEDURES--------------------------------------------------------------

  The accompanying proxy card serves to appoint proxies for record holders of Common Stock or to give voting instructions to the trustees of the Oryx Energy Company Capital Accumulation Plan ("CAP") by plan participants.
  If a properly signed proxy card is returned by a record holder which specifies how the shares of Common Stock represented thereby are to be voted with respect to any of the items thereon ("Items"), the shares will be voted in accordance with these specifications. If a properly signed proxy card is returned by a record holder which does not specify how the shares are to be voted on any Item, the shares will be voted as recommended by the Board with respect to that Item.
  If a properly signed proxy card is returned by a plan participant which specifies how shares of Common Stock in CAP are to be voted with respect to any Item, the shares will be voted in accordance with those specifications. If a properly signed proxy card is returned by a plan participant which does not specify how the shares are to be voted on any Item, the trustees will vote those shares, in accordance with the terms of CAP, in the same proportion as the shares for which instructions have been received from other participants in the same fund. UNALLOCATED SHARES OF COMMON STOCK IN FUND L OF CAP WILL BE VOTED IN THE SAME PROPORTION AS THE ALLOCATED SHARES. IF A PLAN PARTICIPANT DOES NOT WISH TO ASSUME THE RESPONSIBILITY OF GIVING VOTING INSTRUCTIONS WITH RESPECT TO UNALLOCATED SHARES, SUCH PARTICIPANT MAY AVOID THIS RESPONSIBILITY BY NOT SIGNING AND RETURNING A PROXY CARD.

VOTING TABULATION--------------------------------------------------------------

  The Company has a confidential voting policy which provides that all votes will be kept confidential and will not be disclosed to the Company, its affiliates, directors, officers or employees except when disclosure is expressly requested by a stockholder (whether by written comment on proxy cards or otherwise), in the case of a contested proxy solicitation or in the event disclosure is required by law. As part of the policy, the Company will employ an independent tabulator to receive and tabulate the proxies and will appoint one or more independent inspectors of election to act at the Meeting and to make a written report thereof.
  Prior to the Meeting, the tabulator and inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.
  Stockholders who return properly signed proxy cards will have the number of shares of Common Stock represented by such proxy cards counted as "present" for purposes of establishing a quorum and determining the number of votes needed for approval of all Items before the Meeting other than election of directors. Any stockholder who returns the proxy-card but who does not desire to vote and wishes to record this fact may abstain from voting by marking the appropriate space on the proxy card. However, proxy cards marked as abstaining and proxy cards containing broker non-votes will be counted as present for both the purpose of establishing a quorum and the purpose determining the number of votes needed for approval of all Items before the Meeting other than the election of directors.
  With respect to the election of directors, under Delaware law directors are elected by a plurality of the votes of shares of Common Stock cast, provided a quorum is present. Votes withheld and shares not voted will have no effect on the vote. With regard to the other Items to be voted on, under Delaware law and the Company's Bylaws, approval requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting. Abstentions on these Items will have the effect of a negative vote since they require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting in order to be approved. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have discretionary authority to vote on certain items when they have not received instructions from beneficial owners. Brokers who do not receive instructions are therefore entitled to vote on the election of directors, the appointment of independent accountants, the approval of the 1997 Long-Term Incentive Plan, the approval of an amendment to the 1992 Long-Term Incentive Plan and the reapproval of the Executive Variable Incentive Plan. With respect to the stockholder proposals, however, brokers may not vote shares held for customers without specific instructions from the customer. Any resulting broker non-vote will have the effect of a negative vote since such proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting in order to be approved.
  Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy. Attendance at the Meeting will not be effective to revoke the proxy unless written notice of revocation also has been given to the Secretary of the Meeting before the voting of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS--------------------------------

  The following stockholders are the only stockholders known by the Company to have been the beneficial owners of more than five percent of the Common Stock outstanding and entitled to be voted at the Meeting as of December 31, 1996:


                                                           Shares of Percent of
                                                            Common     Common
  Name and Address                                           Stock     Stock
-------------------------------------------------------------------------------
  The Prudential Insurance Company of America (1)......... 7,393,159    7.04
   Prudential Plaza
   Newark, New Jersey 70102-3777
  Travelers Group Inc. (2)................................ 5,764,641     5.5
   388 Greenwich Street
   New York, New York 10013

(1) The information relating to The Prudential Insurance Company of America ("Prudential") was obtained from Schedule 13G dated January 27, 1997 filed by that company with respect to its ownership of Company securities as of December 31, 1996. Prudential holds 180,100 shares of Common Stock for the benefit of its general account. In addition, Prudential may have direct or indirect voting and/or investment discretion over 7,213,059 shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This amount includes convertible bonds convertible into 124,113 shares of Common Stock. Prudential's voting and dispositive power consist of the following: 1,810,796 shares with sole and 5,340,449 shares with shared voting power, and 1,810,796 shares with sole and 5,458,249 shares with shared dispositive power.

(2) The information relating to Travelers Group, Inc. ("Travelers") was obtained from Schedule 13G dated February 11, 1997 filed by that company with respect to ownership of Company securities as of December 31, 1996 by Travelers and its wholly-owned subsidiary Smith Barney Holdings Inc. ("SB Holdings"). SB Holdings beneficially owns 5,693,933 shares, including convertible securities, for which it has shared voting and dispositive power. Travelers beneficially owns 5,764,641 shares, including those beneficially owned by SB Holdings, for which it has shared voting and dispositive power.

ELECTION OF DIRECTORS----------------------------------------------------------
ITEM NUMBER 1 ON PROXY CARD

  The Company's Certificate of Incorporation has established three classes of directors, so that approximately one-third of the Board is elected each year. The terms of the Class III directors expire at the Meeting. The four current Class III directors are: Jerry W. Box, William E. Bradford, Sylvia A. Earle and Edward W. Moneypenny.
  The Board has nominated Mr. Box, Mr. Bradford, Dr. Earle and Mr. Moneypenny for re-election as Class III directors. The terms of these Class III directors, if elected, will expire on the date of the Annual Meeting of Stockholders in 2000, or at such time as their successors are elected and qualified.
  If any of the nominees is not elected or is unable to serve (although such a contingency is not expected), the remaining Board members may elect a substitute or, alternatively, may reduce the size of the Board, all in accordance with the Company's Bylaws. All current directors are described below, in order of their classification.

-------------------------------------------------------------------------------
CLASS III -- TERM EXPIRES 2000 (IF ELECTED)

-------------------------------------------------------------------------------

[PICTURE OF     JERRY W. BOX (Director since 1994) Executive Vice President
  JERRY W.      and Chief Operating Officer since December 1995. Age 58. Mr.
    BOX         Box was the Executive Vice President, Exploration and
APPEARS HERE]   Production from December 1994 to November 1995. From January
                1992 through November 1994, he was Senior Vice President,
                Exploration and Production, and was Vice President,
                Exploration from January 1987 through December 1991.
-------------------------------------------------------------------------------

[PICTURE OF     WILLIAM E. BRADFORD (Director since 1993) Chairman and Chief
 WILLIAM E.     Executive Officer of Dresser Industries, Inc., since December
  BRADFORD      1996. Age 62. Mr. Bradford served as President and Chief
APPEARS HERE]   Executive Officer from November 1995 to December 1996 and as
                President and Chief Operating Officer of Dresser Industries,
                Inc. from March 1992 to November 1995. He has been a director of Dresser Industries, Inc. since March 1992. From February
                1988 to March 1992 he was President and Chief Executive
                Officer of Dresser-Rand Company and from March 1982 to March
                1992 he was Senior Vice President of Operations of Dresser
                Industries, Inc. Mr. Bradford is a director of
                Ultramar/Diamond Shamrock, Inc.
-------------------------------------------------------------------------------

[PICTURE OF     SYLVIA A. EARLE (Director since 1996) President of Deep Ocean
 SYLVIA A.      Exploration and Research, Inc., a consulting firm, since 1992.
   EARLE        Age 61. From 1993 to 1995 Dr. Earle was Chairman of the Sea
APPEARS HERE]   Change Trust and Caribbean Marine Research Center, a non-
                profit scientific research organization. From 1992 to 1993 she was an Advisor to the Administrator and from 1990 to 1992 she was Chief Scientist of the National Oceanic and Atmospheric
                Administration. Dr. Earle is the founder and a director of
                Deep Ocean Engineering, Inc., a designer and manufacturer of underwater equipment and from 1988 to 1990 was its President,
                Chief Executive Officer and Chairman. Dr. Earle is also a
                member of the board of directors of Dresser Industries, Inc.
-------------------------------------------------------------------------------

[PICTURE OF     EDWARD W. MONEYPENNY (Director since 1994) Executive Vice
 EDWARD W. President, Finance, and Chief Financial Officer since December MONEYPENNY 1, 1994. Age 55. Mr. Moneypenny was the Senior Vice President,
APPEARS HERE]   Finance, and Chief Financial Officer from January 1992 through
                November 1994 and Vice President, Finance and Chief Financial
                Officer from November 1988 through December 1991.
                Mr. Moneypenny serves on the Board of MESBIC Ventures Holding
                Company and is a member of the Business Advisory Council, College of Commerce and Business Administration, University of
                Illinois.

-------------------------------------------------------------------------------
CLASS I -- TERM EXPIRES 1998

-------------------------------------------------------------------------------

[PICTURE OF     DAVID C. GENEVER-WATLING (Director since 1996) President and
  DAVID C.      Chief Executive Officer of General Electric ("GE") Industrial
GENEVER-WATLING and Power Systems Business until his retirement in June 1995.
APPEARS HERE]   Age 51. From September 1990 to July 1992 he was Senior Vice
                President of GE Industrial and Power Systems. Prior to that he served as Vice President and General Manager of GE Power
                Generation and before that as Vice President and General
                Manager of GE Motors. Mr. Genever-Watling also served at GE's
                Corporate Offices as Vice President and Deputy to the Vice
                Chairman. He joined GE directly from school in England and spent 15 years at the Aircraft Engine Business culminating in his position as General Manager of Military Engines and Product Support.

-------------------------------------------------------------------------------

[PICTURE OF     ROBERT B. GILL (Director since 1989) Vice Chairman of the
  ROBERT B.     Board of J. C. Penney Company, Inc. from 1982 and Chief
   GILL         Operating Officer of J. C. Penney Stores and Catalog from
APPEARS HERE]   March 1, 1990 until his retirement on July 1, 1992. Age 65.
                Prior to his retirement from J. C. Penney, Mr. Gill served as
                Chairman of the Board of the J. C. Penney National Bank and
                the J. C. Penney Insurance Company. He was a director of the
                National Junior Achievement, Chairman of the Board of Trustees
                of the National 4-H Council and a member of the board
                of directors of the U.S. Chamber of Commerce. Mr. Gill
                currently is a Trustee of Pace University and a member of the
                Business Advisory Committee at Lehigh University.
-------------------------------------------------------------------------------

[PICTURE OF     DAVID S. HOLLINGSWORTH (Director since 1988) Chairman of the
  DAVID S.      Board and Chief Executive Officer of Hercules Incorporated
HOLLINGSWORTH   from 1987 until his retirement on December 31, 1990. Age 68.
APPEARS HERE]   From 1986 to 1987, Mr. Hollingsworth was Vice Chairman of the
                same company. Previously, he was Vice President with various responsibilities, including corporate planning and marketing.
                Prior to his retirement, Mr. Hollingsworth was a member of the board of directors of the U.S. Chamber of Commerce. He was also a member of the board and the executive committee of both the Chemical Manufacturers Association and the Medical Center
                of Delaware and a member of the Delaware Business Roundtable.
-------------------------------------------------------------------------------

[PICTURE OF     CHARLES H. PISTOR, JR. (Director since 1988) Former Vice Chair
 CHARLES H.     of Southern Methodist University from October 1991 to
 PISTOR, JR.    September 1995. Age 66. Mr. Pistor was Chairman of the Board
APPEARS HERE]   and Chief Executive Officer of NorthPark National Bank from
                1988 to June 1990. He retired as Vice Chairman of First
                RepublicBank Corporation, and Chairman and Chief Executive
                Officer of First RepublicBank Dallas, N.A. in April 1988.
                Before that time, he was Chairman of the Board and Chief
                Executive Officer of RepublicBank Dallas, N.A. Mr. Pistor is a past-president of the American Bankers Association. Mr. Pistor also serves as a director of AMR Corporation, American Brands, Inc. and Centex Corporation. Mr. Pistor is a member of the Executive Board of the Cox School of Business at Southern
                Methodist University.

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CLASS II -- TERM EXPIRES 1999

-------------------------------------------------------------------------------

[PICTURE OF     ROBERT L. KEISER (Director since 1991) Chairman of the Board,
  ROBERT L.     Chief Executive Officer and President since December 1, 1994.
   KEISER       Age 54. Mr. Keiser was President and Chief Operating Officer
APPEARS HERE]   of the Company from January 1, 1992 until November 30, 1994, and was President and Chief Executive Officer of Oryx U.K.
                Energy Company from January 1, 1990 through December 1991. He was also Vice President, International Exploration and
                Production for the Company from January 1990 until August 1990 and from April 1991 through December 1991.


-------------------------------------------------------------------------------

[PICTURE OF     PAUL R. SEEGERS (Director since 1990) President of Seegers
   PAUL R.      Enterprises. Age 67. Chairman of the Board of Centex
   SEEGERS      Corporation from July 1988 until his retirement in July 1991.
APPEARS HERE]   From July 1985 to July 1988, he was also its Chief Executive
                Officer, and from July 1978 to July 1985 its Vice Chairman and
                Co-Chief Executive Officer. Mr. Seegers is a member of the board of directors of Centex Corporation and Chairman of its
                Executive Committee and is a member of the board of directors of RAC Financial Group, Inc. Mr. Seegers is a member of the
                Board of Methodist Hospitals of Dallas and a trustee of
                Southwestern Medical Foundation.
-------------------------------------------------------------------------------

[PICTURE OF     IAN L. WHITE-THOMSON (Director since 1993) President and Chief
   IAN L.       Executive Officer of U.S. Borax Inc. since 1988 and Chief
WHITE-THOMSON   Executive of the global RTZ Borax Group since April 1, 1995.
APPEARS HERE]   Age 60. From 1986 to 1988 Mr. White-Thomson was Vice
                President, Marketing and then Executive Vice President of the same company. He has been a director of U.S. Borax Inc. since
                1973. During 1985 and 1986 he was Group Executive of
                Pennsylvania Glass Sand Corporation and Ottawa Silica Company, then newly acquired subsidiaries of U.S. Borax Inc., and organized their combination as U.S. Silica, of which company he was Group Executive in 1987. Mr. White-Thomson has been a director of the American Mining Congress since 1989 and he has previously served as a director and held several positions, including Chairman, of the Chemical Industry Council of California. He is a director of KCET Community Television of Southern California.

INFORMATION CONCERNING THE BOARD OF DIRECTORS----------------------------------

BOARD MEETINGS AND COMMITTEES

  The Board held 8 meetings in 1996. The permanent committees of the Board, number of meetings held in 1996, current composition and functions are:
  AUDIT COMMITTEE (THREE MEETINGS) -- Paul R. Seegers, Chairman; William E. Bradford; Sylvia A. Earle; Robert B. Gill; and Ian L. White-Thomson --
 examines the Company's accounting processes, financial controls and reporting systems; and assesses the performance and recommends the appointment of independent accountants.
  BOARD POLICY AND NOMINATING COMMITTEE (THREE MEETINGS) -- Charles H. Pistor, Jr., Chairman; William E. Bradford; Sylvia A. Earle; David S. Hollingsworth; and Paul R. Seegers -- responsible for corporate governance processes and Board practices; reviews the role, composition and structure of the Board and its committees; recommends nominees for election to the Board; initiates the Board's review of Board performance and the Board's evaluation of the performance of the Chairman and Chief Executive Officer; and oversees planning for the succession to senior executive positions.
  COMPENSATION COMMITTEE (THREE MEETINGS) -- David S. Hollingsworth, Chairman; David C. Genever-Watling; Robert B. Gill; Charles H. Pistor, Jr.; and Ian L. White-Thomson -- supervises and administers the compensation and benefit policies, practices and plans of the Company.
  EXECUTIVE COMMITTEE (ONE MEETING) -- Robert L. Keiser, Chairman; Jerry W. Box; William E. Bradford; Edward W. Moneypenny; and Charles H. Pistor, Jr. --
 exercises the authority of the Board during the intervals between meetings of the Board.
  MLP COMMITTEE (FOUR MEETINGS) -- Jerry W. Box; Robert L. Keiser; and Edward
W. Moneypenny-- determines the frequency and amount of funding of Sun Energy Partners, L.P.; and determines the frequency and amount of cash distributions to be made by Sun Energy Partners, L.P. and the record dates of such distributions.
  During 1996 the directors attended 100 percent of Board and Committee meetings.

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS

  The Company established stock ownership guidelines for its non-employee directors in 1995. These voluntary guidelines were established to further enhance the "stakeholder" interest of the directors in the Company and thus more closely align their interests with those of stockholders. Under the guidelines, non-employee directors are encouraged to own within a three-year period Common Stock having an aggregate market value equal to at least three times their annual retainer.

DIRECTORS' COMPENSATION

  Directors (other than executive officers of the Company) are paid an annual retainer of $24,000 plus $4,000 per year for each committee of which they are chairman or $2,500 per year for each committee of which they are members. These directors also receive an attendance fee of $1,000 for each Board meeting, committee meeting or management meeting. Except as set forth in this section, these directors do not receive remuneration from the Company. Executive officers of the Company are not paid additional remuneration for their services as directors.
  Under the terms of the Equity and Deferred Compensation Plan for Non-Employee Directors (the "Directors' Equity Plan"), effective July 1, 1996, non-employee directors are paid one-half of their annual retainer in Common Stock and are permitted to elect to apply up to 100 percent of the balance of such retainer and all committee and meeting fees to the purchase of Common Stock. Non-employee directors may elect to receive stock compensation in the form of restricted Common Stock or Common Stock subject only to a six month restriction on transfer. The restricted Common Stock will vest over a specified period of time coincident with the director's term of office. Non-employee directors have the right to extend the vesting period to the next succeeding term of office.

  A director may elect to defer all or a portion of such director's cash compensation into interest bearing accounts by filing a written election. All deferred payments commence no earlier than the first day of any year which is at least one year after the year in which compensation is earned and no later than the third calendar year following retirement from the Board. Deferrals are credited quarterly with interest equal to the rate of return from the Company's CAP Stable Value Fund.
  Directors serving at the time the Directors' Equity Plan became effective received a one-time grant of 5,500 shares of Common Stock and newly-elected directors receive a one-time grant of 5,000 shares of Common Stock upon election. In addition, each person who is a non-employee director on the date of and immediately following an annual meeting of stockholders receives an annual grant of 500 shares of Common Stock.
  Under the terms of the Directors' Equity Plan, benefits accrued under the Non-Employee Directors' Retirement Plan ("Retirement Plan") were "frozen" effective as of July 1, 1996. The Retirement Plan had provided for a retirement benefit to directors who were not officers, present employees or former employees of the Company or any of its affiliates and who had served on the Board for at least five years. All current non-employee directors having accrued benefits under the Retirement Plan elected to exchange their frozen retirement benefits for shares of Common Stock. Following discharge of all accrued benefits, the Retirement Plan was terminated.

SECURITY OWNERSHIP OF MANAGEMENT-----------------------------------------------

  The following table sets forth, as of December 31, 1996, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission ("SEC")) by each current director, by each executive officer named in the Summary Compensation Table included herein who is not also a director and by all directors and executive officers as a group. All directors and executive officers as a group beneficially owned at such date less than one percent of the outstanding Common Stock. For information regarding guidelines on stock ownership of directors and executive officers adopted by the Company in 1995, see "Information Concerning the Board of Directors -- Stock Ownership Guidelines for Directors" and "Executive Compensation -- Compensation Committee Report on Executive Compensation --
 Stock Ownership Guidelines". No director or executive officer beneficially owns any of the Company's 7 1/2% Convertible Subordinated Debentures Due 2014 or any depository units of Sun Energy Partners, L.P. ("Partnership Units") for which the Company acts as Managing General Partner other than Paul R. Seegers who owns 20,000 Partnership Units acquired in February, 1997.


                                                                    Shares of
                                                                      Common
                                                                      Stock
                                                                   Beneficially
  Name                                                              Owned (1)
-------------------------------------------------------------------------------
  Directors:
  Jerry W. Box (2)(3).............................................   157,809
  William E. Bradford.............................................    15,079
  Sylvia A. Earle.................................................     5,000
  David C. Genever-Watling........................................     5,000
  Robert B. Gill..................................................    15,008
  David S. Hollingsworth..........................................    21,654
  Robert L. Keiser (2)(3).........................................   399,303
  Edward W. Moneypenny (2)(3).....................................   168,902
  Charles H. Pistor, Jr...........................................    12,293
  Paul R. Seegers.................................................    23,547
  Ian L. White-Thomson............................................    10,220
  Executive Officers Named in the Summary Compensation Table Other Than Those
   Listed Above:
  Frances G. Heartwell (2)(3).....................................    38,013
  William C. Lemmer (2)(3)........................................    46,428
  All directors and executive officers as a group
   (16 persons including those named above) (2)(3)................   970,940


(1) As defined by the SEC, securities beneficially owned include: securities that the above persons have the right to acquire at any time within 60 days after December 31, 1996, such as through the exercise of any option or right or pursuant to an incentive award; securities directly or indirectly held by the above persons or by certain members of their families for which the above persons have sole or shared voting or investment power; and shares of Common Stock held on behalf of the above persons in the Company's CAP.
(2) The amounts shown include shares of Common Stock which the following persons had the right to acquire within 60 days after December 31, 1996 through the exercise of options or pursuant to incentive awards under the Company's long-term incentive plans: J.W. Box -- 138,107 shares; F. G. Heartwell -- 29,270 shares; R.L. Keiser -- 254,280 shares; W.C. Lemmer --
     31,850 shares; E.W. Moneypenny -- 154,374 shares; and all directors and executive officers of the Company as a group -- 650,506 shares.
(3) Includes the following number of shares of restricted stock acquired effective January 2, 1997 under the terms of the Company's executive bonus plan: J.W. Box -- 3,832 shares; F.G. Heartwell-- 1,417 shares; R.L.
    Keiser -- 21,771 shares; W.C. Lemmer -- 1,693 shares; E.W. Moneypenny -- 3,628 shares; and all directors and executive officers of the Company as a group -- 32,341 shares.

EXECUTIVE COMPENSATION---------------------------------------------------------

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

To the Stockholders
Oryx Energy Company:

COMPENSATION PHILOSOPHY

  The Company's philosophy is that total compensation for its Chief Executive Officer ("Chairman/CEO"), and other executives, should be established by the same process used for its other salaried employees, except that: (1) executives should have a greater portion of their compensation at risk than other employees, (2) a large portion of executive compensation should be tied directly to the performance of the business and (3) executives should share in the same risks and rewards as do stockholders of the Company.
  The Company also believes that executive compensation should be subject to objective review. This review is conducted by the Compensation Committee of the Board of Directors ("Committee"). The Committee is comprised of five directors, all of whom qualify as both a "non-employee director" and an "outside director" under applicable regulatory definitions. Operating within the framework of a mission statement approved by the Board of Directors, the Committee's role is to assure that: (1) the compensation strategy of the Company is aligned with the interests of the stockholders, (2) the Company's compensation structure allows for fair and reasonable base salary levels and
(3) senior executives have the opportunity to earn short-term and long-term compensation that reflects both Company and individual performance as well as industry practice. The Committee utilizes the expertise of independent compensation consultants in discharging its responsibilities.

STOCK OWNERSHIP GUIDELINES

  To further support a key objective of the Company's stated compensation philosophy, namely that of aligning the interests of executives with those of stockholders, the Company established voluntary stock ownership guidelines for its executive officers at the level of Vice President and senior in 1995. Under these guidelines, the Chairman/CEO is expected to own within a five-year period Common Stock having an aggregate market value equal to at least three times his annual base salary and Vice Presidents are expected to own Common Stock having an aggregate market value equal to at least their respective annual base salaries. These stock ownership guidelines complement those adopted for non-employee directors, as described on page 6 of this Proxy Statement.

COMPENSATION PROGRAMS AND POLICIES

  The Company's executive compensation programs are designed to attract, motivate, reward and retain executives who are successful in helping the Company achieve its business objectives. The Company operates in a mature industry characterized by large capital investments, increasingly demanding technology, government regulation, highly competitive global operating environments and long-term investment cycles. Executive compensation programs of the Company are designed to address these considerations and consist of three major components:

    BASE SALARY: For the Chairman/CEO and other executive officers, base salary is determined by the level of job responsibility, the competitiveness of the executives' salaries to the external marketplace and the degree to which established objectives have been achieved. These three general factors are not weighted.
    It is the Company's practice to set base salary targets for each executive at levels equivalent to the median (50th percentile) of comparable oil and gas producers and general industry companies of similar size, as measured by annual revenues. The Company participated in one industry-specific survey of 29 companies and two general-industry surveys of 436 and

  438 companies. The number of participants in each survey may vary from year to year as companies change their focus, merge or are acquired. The results of each survey are weighted equally.
    Because of the lack of common performance criteria and the anonymity of the data gathered, it is not possible to make a meaningful comparison on the basis of performance of the surveyed companies. Therefore, the Committee did not consider the performance of the surveyed companies used to benchmark salaries.
    It should be noted that the Company-selected peer group presented in the performance graphs of cumulative total stockholder return on pages 18 and 19 of this Proxy Statement is a much smaller group than the one considered appropriate by the Committee for determining compensation and recruiting executive talent. However, except for four companies, each of the companies named in footnote 3 to the performance graph on page 18 of this Proxy Statement is included in the industry-specific survey discussed above.
    Once the salary target is established for each executive position, the Committee sets the actual salary based on its subjective appraisal of the executives' performance with respect to the goals approved by the Committee for each individual's area of responsibility. Adjustments to base salaries of executive officers are customarily made prior to the commencement of the year in which such adjustments take effect, and are based on the Committee's assessment of performance and competitive factors at that time. Decisions regarding annual incentives, discussed below, are made at the end of the performance period.
    ANNUAL INCENTIVES: Annual incentives for executive officers, if earned, are paid under the terms of either the Executive Variable Incentive Plan ("Executive VIP") or Variable Incentive Plan ("VIP"). The Executive VIP provides participants with the option of taking all or a portion of their annual incentive awards in restricted Common Stock. All of the executive officers listed in the Summary Compensation Table participated in the Executive VIP in 1996. Both the Executive VIP and VIP are intended to highlight crucial business objectives and promote the achievement of these objectives through individual and team contributions at all levels of the Company.
    The Executive VIP and VIP goals and targeted performance levels for each goal are established by the Committee and recommended to the full Board for final approval at the beginning of the fiscal year in support of the Company's annual strategic plan. Recent performance levels of the Company and expected conditions within the oil and gas industry are taken into account when goals and target levels are established. The goals for 1996, which included both operational and financial measures, were as follows: discretionary cash flow, operating income, cash expenses, production volumes and proved reserve additions. In addition to these goals, certain senior executives, including all the executive officers listed in the Summary Compensation Table, had an additional goal of increasing stockholder value as reflected by the share price of the Common Stock. Each of these goals was weighted to provide balance appropriate for the year.
    Executive VIP/VIP payments are made only upon the achievement of targeted objectives and no payments are made if minimum thresholds are not met. Annual target incentives for executive officers listed in the Summary Compensation Table range from 35 to 60 percent of annual base salary. The Committee has discretion under the Executive VIP to reduce payment, and under the VIP to vary payments, around targeted amounts, or to forego payments in full, based upon its subjective evaluation of the performance of each executive officer and the Company.
    The Company is seeking reapproval by stockholders of the Executive VIP, as described on page 28 of this Proxy Statement. The Executive VIP was approved by stockholders at the 1996 annual meeting by a 93 percent affirmative vote. Reapproval by stockholders is being sought to comply with the requirements of Internal Revenue Code Section 162(m) for "performance-based compensation". In its final regulations, the Internal Revenue Service required plans with salary-based formulas to disclose the actual dollar amount of the maximum payout under the plan, and the only change made to the plan as approved in 1996 is the addition of this actual dollar limitation.

    LONG-TERM INCENTIVES: Long-term incentive awards are designed to more closely align the interests of executives with those of stockholders. The current long-term incentive plan was approved by stockholders in 1991 and authorizes the use of a variety of stock-based forms of compensation. In 1996, long-term incentive awards consisted of nonqualified stock options exclusively. The grant level to each participant, including the officers listed in the Summary Compensation Table, was based on survey data provided by a nationally-recognized consulting firm. The level of grant was targeted at the 60th percentile of the general industry group which is composed of 376 companies, 15,290 participating individuals and 589 long-term incentive plans. The group of 376 companies consists principally of Fortune 1000 entities which represent a broad cross-section of industries. Due to the lack of common performance criteria and the anonymity of the data, no consideration was given to relative company performance of the surveyed companies in determining long-term incentive grants.
    Stock options represent the right to purchase shares of Common Stock at the fair market price of Common Stock on the date of grant. Unlike cash, the value of a stock option award will not be immediately realized and will depend on the market value of the Common Stock over time. The option value ultimately realized will depend on the continued success of the Company and serves to provide the executive an incentive for years after it has been awarded.
    The Company is seeking approval by stockholders of the 1997 Long-Term Incentive Plan, as described on page 20 of this Proxy Statement, to replace the current long-term incentive plan.

COMPANY PERFORMANCE AND CHAIRMAN/CEO COMPENSATION

  Mr. Keiser was elected Chairman/CEO and President effective December 1, 1994, and his base salary was set at $475,000 and it remained unchanged throughout 1995. Mr. Keiser informed the Committee that he would forgo any increase in base salary the Committee might determine appropriate for 1996 in favor of restricted Common Stock. The Committee concluded that Mr. Keiser would have been entitled to an increase in base salary of $25,000. This determination was made in accordance with the process discussed above under "Base Salary" and the factors considered in making this determination were a subjective evaluation of the scope of his responsibilities, Company performance in 1995 and competitive pay practices. The number of shares granted reflected adjustments for the impact of the loss of future earnings resulting from having received no base salary increase, the impact on non-cash compensation under other Company benefit plans and present value considerations.
  The Chairman/CEO's annual incentive award under the Executive VIP is based on the Committee's assessment of the Company's performance in the goal areas as described above in the discussion on annual incentives. The Committee determined that Company performance in the five operational and financial goal areas described above, in the aggregate, exceeded the target. The Committee also determined that overall performance with respect to the operational, financial and share price appreciation goals exceeded target levels for 1996. The Committee determined Mr. Keiser's annual Executive VIP award for 1996 based on the excellent performance by the Company in the operational and financial measures and the stock price performance, which is shown on page 19 of this Proxy Statement.
  The long-term incentive awards for 1996 granted to Mr. Keiser consisted of stock options exclusively. The level of award was determined to be competitive at approximately the 60th percentile of general industry based on long-term incentive expected value tables compiled by a nationally-recognized consulting firm. The Committee used data from the consulting firm survey to determine the appropriate prospective expected value of the stock options as a multiple of salary for the position. The award was made on the same terms as described above under "Long-Term Incentives."

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The Company desires to preserve the tax deductibility of all compensation paid to its executive officers and believes that all compensation paid to its executive officers for the year 1996 is fully deductible. The long-term incentives granted by the Committee in 1996 qualify as "performance-based compensation" under Internal Revenue Code Section 162(m). The Committee will make every effort to preserve the tax deductibility of all executive compensation, consistent with the interests of the Company. As described above, the Company is seeking reapproval by stockholders of the Executive VIP, which is intended to qualify compensation paid thereunder as performance-based compensation. In addition, the Company is seeking stockholder approval of an amendment to the 1992 Long-Term Incentive Plan to bring it into compliance with the requirements of Internal Revenue Code
Section 162(m).

SUMMARY

  We, the members of the Committee, believe that the Company's compensation policies have been successful in attracting, motivating, rewarding and retaining qualified executives and in tying compensation to long-term performance for stockholders. We will continue to monitor the effectiveness and appropriateness of each of the components to reflect changes in the business environment.

                                              David S. Hollingsworth, Chairman
                                              David C. Genever-Watling
                                              Robert B. Gill
                                              Charles H. Pistor, Jr.
                                              Ian L. White-Thomson

  The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the Chairman/CEO of the Company during 1996 and each of the four most highly compensated executive officers of the Company during 1996 other than the Chairman/CEO (collectively, the "named executive officers") for the years indicated.

                          SUMMARY COMPENSATION TABLE


                                        Annual Compensation                 Long-Term Compensation
                                   ------------------------------------ -------------------------------
                                                                                Awards          Payouts
                                                                        ----------------------- -------
                                                                                    Securities
                                                                                    Underlying            All
                                                                        Restricted Options/SARs          Other
         Name and                               Bonus      Other Annual   Stock     (number of   LTIP   Compen-
    Principal Position     Year     Salary       (1)       Compensation Awards (1) shares) (2)  Payouts sation
---------------------------------------------------------------------------------------------------------------
  Robert L. Keiser         1996(3) $473,720(4) $135,391      $28,503     $676,447    110,000      $ 0   $39,169
  Chairman, Chief          1995    $473,720    $      0(5)   $75,278     $370,494     78,000      $ 0   $34,004
  Executive Officer        1994    $358,712    $      0      $20,844     $      0     72,000      $ 0   $18,814
  and President
  Jerry W. Box             1996(6) $300,196    $214,470      $ 9,802     $ 92,926     50,000      $ 0   $26,098
  Executive Vice           1995    $272,324    $102,466      $ 9,802     $ 44,375     42,000      $ 0   $19,261
  President and            1994    $251,368    $      0      $ 9,913     $      0     41,500      $ 0   $11,642
  Chief Operating Officer
  Edward W.                1996(7) $284,232    $203,077      $11,514     $ 87,979     50,000      $ 0   $24,956
  Moneypenny               1995    $264,264    $ 99,373      $10,010     $ 43,065     42,000      $ 0   $18,383
  Executive Vice           1994    $244,400    $      0      $10,088     $      0     37,500      $ 0   $11,229
  President, Finance, and
  Chief Financial Officer
  William C. Lemmer        1996(8) $189,488    $ 94,771      $14,333     $ 41,055     20,000      $ 0   $15,754
  Vice President,          1995    $175,552    $ 46,200      $12,992     $ 20,021     11,000      $ 0   $10,570
  General Counsel          1994    $162,964    $      0      $ 7,440     $      0      6,000      $ 0   $ 4,608
  and Secretary
  Frances G.               1996(9) $158,548    $ 79,303      $ 7,157     $ 34,362     15,000      $ 0   $13,508
  Heartwell                1995    $142,836    $ 41,785      $   268     $ 18,090      8,000      $ 0   $ 8,670
  Vice President,
  Human Resources and
  Administration


(1) The amounts shown in the Bonus column for 1996 represent the cash amounts awarded under the Executive VIP, the Company's executive bonus plan. All named executive officers elected to receive part of their bonus for 1996 in restricted Common Stock rather than cash. The restricted Common Stock was acquired under the terms of the Executive VIP and included a 30 percent premium in recognition of the election to forego cash compensation. The restrictions on the restricted Common Stock require continued employment (absent a permitted acceleration event) for a three-year period after which time the restrictions lapse. For all named executive officers other than Mr. Keiser, the amounts shown in the Restricted Stock Awards column represent the market value as of January 2, 1997 of the restricted Common Stock taken in lieu of their cash bonuses. The amount shown for Mr. Keiser represents the market value as of January 2, 1997 of the restricted Common Stock taken in lieu of his cash bonus plus an amount reflecting shares received in lieu of a cash base salary increase (see footnote 4 below).

(2) Options represent the right to purchase shares of Common Stock at a fixed price per share and were granted with an equal number of limited rights. Limited rights are rights that become immediately and fully exercisable upon a "change in control" of the Company and entitle the recipient to receive a cash payment equal to the excess of the then market price of the Common

   Stock over the exercise price of the related option. See footnote 2 to the Option/SAR Grants in 1996 table included elsewhere herein for additional information on option terms. Options granted in 1994 were also granted with a "reload" feature which permits the recipient to tender shares of Common Stock at then current market value in payment of the option exercise price and receive, in addition to the shares of Common Stock purchased upon exercise of the option, a new option to purchase a number of shares of Common Stock equal to the number of shares of Common Stock so tendered at the then current market price per share. A stock appreciation right ("SAR") is a right attached to a stock option which allows the holder of the option to be paid, in cash or shares of Common Stock depending upon when the right is exercised, an amount equal to the appreciation of the underlying Common Stock in lieu of exercising the option. No SAR's were granted during any of the years presented.

(3) The amount shown as All Other Compensation for Mr. Keiser for 1996 consists of Company contributions to defined contribution plans of $30,414 ($16,186 in cash and an allocation of 574.87 shares of Common Stock valued at $14,228 using the December 31, 1996 closing price) and term life insurance premiums of $8,755.

(4) The Committee determined Mr. Keiser was entitled to receive a cash base salary increase of $25,000 for 1996. Acting on the request of Mr. Keiser, the Committee did not increase his base salary but in lieu thereof awarded him a number of shares of restricted Common Stock based on this amount and adjustments for the impact of the loss of future earnings resulting from having received no base salary increase, the impact on non-cash compensation under other Company benefit plans and present value considerations. He received 11,000 shares on January 2, 1996 which had a market value as of that date of $13.50 per share.

(5) Mr. Keiser elected to receive 100 percent of his bonus for 1995 in restricted Common Stock.

(6) The amount shown as All Other Compensation for Mr. Box for 1996 consists of Company contributions to defined contribution plans of $20,897 ($7,510 in cash and an allocation of 540.89 shares of Common Stock valued at $13,387 using the December 31, 1996 closing price) and term life insurance premiums of $5,201.

(7) The amount shown as All Other Compensation for Mr. Moneypenny for 1996 consists of Company contributions to defined contribution plans of $20,031 ($6,712 in cash and an allocation of 538.14 shares of Common Stock valued at $13,319 using the December 31, 1996 closing price) and term life insurance premiums of $4,925.

(8) Mr. Lemmer became an executive officer June 1, 1994. The amount shown as All Other Compensation for 1996 consists of Company contributions to defined contribution plans of $14,660 ($1,974 in cash and an allocation of 512.55 shares of Common Stock valued at $12,686 using the December 31, 1996 closing price) and term life insurance premiums of $1,094.

(9) Ms. Heartwell became an executive officer December 7, 1995. The amount shown as All Other Compensation for 1996 consists of Company contributions to defined contribution plans of $12,592 ($427 in cash and an allocation of 491.52 shares of Common Stock valued at $12,165 using the December 31, 1996 closing price) and term life insurance premiums of $916.

  The following table sets forth certain information with respect to options to purchase Common Stock and SARs granted during the year ended December 31, 1996 to each of the named executive officers.

                         OPTION/SAR GRANTS IN 1996 (1)


                                      Individual Grants
                        ----------------------------------------------
                         Number of
                         Securities  Percent of                        Potential Realizable Value at
                         Underlying    Total                           Assumed Annual Rates of Stock
                        Options/SARs  Options                          Price Appreciation for Option
                          Granted    Granted to Exercise or                       Term (3)
          Name           (number of  Employees  Base Price  Expiration ------------------------------
                        shares) (2)   in 1996    Per Share   Date (2)  5 Percent (4)  10 Percent (5)
---------------------------------------------------------------------------------------------------------
  Robert L. Keiser        110,000       24.8      $13.50    12/31/2005   $     933,909  $     2,366,708
  Jerry W. Box             50,000       11.3      $13.50    12/31/2005   $     424,504  $     1,075,776
  Edward W. Moneypenny     50,000       11.3      $13.50    12/31/2005   $     424,504  $     1,075,776
  William C. Lemmer        20,000        4.5      $13.50    12/31/2005   $     169,802  $       430,310
  Frances G. Heartwell     15,000        3.4      $13.50    12/31/2005   $     127,351  $       322,733

(1) No SAR grants were made in 1996.

(2) Options represent the right to purchase shares of Common Stock at a fixed price per share and were granted with limited rights and have a ten year term. The options vest at the rate of 25 percent per year commencing on the first anniversary of the grant date, except in the case of retirement or permanent disability in which case the options fully vest and are exercisable for a period of up to 36 months after such retirement or disability. Option vesting is accelerated with respect to 50 percent of the options granted if the fair market value of the Common Stock is at least $18.50 per share on each of 30 consecutive trading days and option vesting is accelerated with respect to 100 percent of the options granted if the fair market value of the Common Stock is at least $23.50 per share on each of 30 consecutive trading days. On November 22, 1996, 50 percent of the options granted in 1996 became exercisable.

(3) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. Any benefit to named executive officers resulting from the appreciation of the market price of the Common Stock will benefit all stockholders of the Company commensurately. There can be no assurance that the values shown in this table will be achieved.

(4) Represents an assumed market price per share of Common Stock of $21.99 calculated by multiplying the exercise price of $13.50 by the growth assumption of 5 percent.

(5) Represents an assumed market price per share of Common Stock of $35.02 calculated by multiplying the exercise price of $13.50 by the growth assumption of 10 percent.

  The following table shows information with respect to the exercise of options to purchase Common Stock and SARs during the year ended December 31, 1996 and the unexercised options held at December 31, 1996 and the value thereof, by each of the named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN 1996
                        AND 12/31/96 OPTION/SAR VALUES


                                                   Number of Securities      Value of Unexercised
                                                  Underlying Unexercised         In-the-Money
                        Shares Acquired          Options/SARs at 12/31/96       Options/SARs at
                          on Exercise                  (shares) (1)              12/31/96 (1)
                          (number of     Value   ------------------------- -------------------------
          Name              shares)     Realized Exercisable Unexercisable Exercisable Unexercisable
----------------------------------------------------------------------------------------------------
  Robert L. Keiser               0      $      0   205,082      161,198    $1,278,523   $1,658,407
  Jerry W. Box              35,000      $304,719   111,464       83,018    $  232,037   $  849,270
  Edward W. Moneypenny      10,500      $ 84,656   128,731       81,018    $  492,397   $  835,150
  William C. Lemmer          2,750      $ 23,547    26,334       22,516    $  149,676   $  242,024
  Frances G. Heartwell           0      $      0    24,454       17,866    $  148,257   $  186,683


(1) Options represent the right to purchase shares of Common Stock at a fixed price per share.

DEFINED BENEFIT PLANS

  The defined benefit plans of the Company that cover the named executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of a single life annuity with 50 percent continuing after the death of the employee for the life of his or her spouse. The following table sets forth the benefit amounts at December 31, 1996.


                                   Estimated Annual Benefits Upon Retirement at
                                                      Age 65
                                    After Completion of the Following Years of
                                                     Service
                                   --------------------------------------------
                                                                       35 Years
  Final Average Compensation (1)   15 Years 20 Years 25 Years 30 Years or More
-------------------------------------------------------------------------------
  $ 100,000......................  $ 37,500 $ 45,000 $ 52,500 $ 60,000 $ 65,000
  $ 200,000......................  $ 75,000 $ 90,000 $105,000 $120,000 $130,000
  $ 300,000......................  $112,500 $135,000 $157,500 $180,000 $195,000
  $ 400,000......................  $150,000 $180,000 $210,000 $240,000 $260,000
  $ 550,000......................  $206,250 $247,500 $288,750 $330,000 $357,500
  $ 700,000......................  $262,500 $315,000 $367,500 $420,000 $455,000
  $ 800,000......................  $300,000 $360,000 $420,000 $480,000 $520,000
  $1,000,000.....................  $375,000 $450,000 $525,000 $600,000 $650,000


(1) Benefit amounts under the Company's Executive Retirement Plan are based exclusively on base salary and guideline bonus amounts. Final Average Compensation is the average of the base salary plus guideline bonus amounts in the highest three consecutive years during the last 10 years of service. The amounts reported in the Summary Compensation Table under Salary and Bonus reflect total cash compensation for the years indicated. The 1996 considered compensation for the named executive officers is as follows: R.L. Keiser -- $759,992; J.W. Box -- $451,506; E.W. Moneypenny --
     $427,496; W.C. Lemmer -- $256,497; and F.G. Heartwell -- $214,616.

  Retirement benefits shown above are amounts calculated before any Social Security offset. The Social Security offset is equal to 1 percent of primary Social Security benefits for each year of participation in the Company's Retirement Plan up to 30 years, or a maximum offset of 30 percent of primary Social Security benefits.

  Credited years of service for the named executive officers are as follows:
R.L. Keiser -- 31; J.W. Box -- 28; E.W. Moneypenny -- 20; W.C. Lemmer -- 18; and F.G. Heartwell -- 23.

SEVERANCE PLANS AND ARRANGEMENTS

  The Special Executive Severance Plan provides severance benefits to the named executive officers in the event of their "termination of employment" within two years of a "corporate change" (as such terms are defined in the Special Executive Severance Plan). A "corporate change" is defined to include for example, a merger, sale of all or substantially all of the assets or a change in control of the Company. The Compensation Committee has the authority to designate, or delegate to the Company's Chief Executive Officer the authority to designate, other officers to participate in the Special Executive Severance Plan. Benefits under the Special Executive Severance Plan are set forth in individual Executive Severance Agreements, the form of which is the same for each participant.
  All Executive Severance Agreements have a term of two years, with automatic extensions for successive two-year periods unless terminated by the Company. Severance benefits include payment of an amount up to three times the participant's final annual compensation upon a termination of employment following a "corporate change" of the Company. The terms of the Special Executive Severance Plan also provide that if any payments made to the executive officer, whether or not made under the Special Executive Severance Plan, would cause the executive officer to be subject to an excise tax because the payment is a "parachute payment" (as defined in the Internal Revenue Code) then the Company will pay the executive officer an Excise Tax Premium (as defined in the Special Executive Severance Plan) in a sufficient amount to make the executive officer whole with respect to any additional tax that would not have been payable except due to a payment on a corporate change.
  As of December 31, 1996, payments under the Special Executive Severance Plan to the named executive officers would have been as follows: R.L. Keiser --
 $2,279,976; J.W. Box -- $1,354,518; E.W. Moneypenny -- $1,282,487; W.C.
Lemmer -- $769,492; and F.G. Heartwell -- $643,849 (without regard to the Excise Tax Premiums).
  These individuals would also be entitled to supplemental benefits such as the continuation of insurance, the cost of which would not be significant in relation to the aggregate payments. In addition, these individuals would be entitled to the payment of counsel fees reasonably necessary to enforce the Executive Severance Agreement, the value of which cannot be estimated at this time.
  In addition to the Special Executive Severance Plan, which is operational only in the event of a "corporate change", the Company has an employee severance plan applicable to specified terminations. Severance pay under this plan could exceed $100,000 where applicable to certain long-service, higher-paid employees.

PERFORMANCE GRAPHS

  The following graph sets forth the cumulative total stockholder return for Common Stock, the S&P 500 Index and a Company-selected peer group index as prescribed by the SEC's rules. The companies included in the peer group index are publicly traded exploration and production companies having large oil and gas reserves.

                         [GRAPH APPEARS HERE]

              COMPARISON OF FIVE YEAR CUMULATIVE RETURN (1)
       AMONG ORYX ENERGY COMPANY, S&P 500 INDEX AND PEER GROUP INDEX (2)

---------------------------------------------------------------------
                    1991     1992     1993     1994     1995     1996
---------------------------------------------------------------------
S&P 500             $100     $108     $118     $120     $165     $203
Peer Group (3)      $100     $115     $153     $131     $171     $245
Oryx Energy Company $100     $ 79     $ 71     $ 49     $ 55     $102
---------------------------------------------------------------------

(1) Assumes $100 invested on January 1, 1992 at December 31, 1991 closing price in Common Stock, the S&P 500 Index and a Company-selected peer group index. Total return assumes reinvestment of dividends.

(2) Fiscal year ending December 31.

(3) In accordance with the SEC's rules, the Company elected to select peer group companies on an industry basis for comparison purposes. The peer group is composed of 13 industry participants: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Enron Oil & Gas Company, Louisiana Land and Exploration Company, Noble Affiliates, Inc., Oryx Energy Company, Parker & Parsley Petroleum Company, Santa Fe Energy Resources, Inc., Seagull Energy Corporation, Union Pacific Resources Group Inc., Union Texas Petroleum Holdings, Inc. and Vastar Resources, Inc. On June 30, 1992, Burlington Resources Inc. spun-off its ownership of El Paso Natural Gas Company to its stockholders and, due to this transaction, Burlington Resources Inc. has been included only for the period of time subsequent to the date of this transaction. In addition, Santa Fe Energy Resources, Inc., Union Pacific Resources Group Inc. and Vastar Resources, Inc. have been included only for the period of time during which their stock has been publicly traded. Total return calculations were weighted according to the respective company's market capitalization at the beginning of each period for which a return was calculated. The initial period returns of Burlington Resources Inc., Santa Fe Energy Resources, Inc., Union Pacific Resources Group Inc. and Vastar Resources, Inc. were weighted using market capitalizations calculated with the first available quarter-end data closest to their inclusion in the peer group.

  The second graph has been voluntarily included to show total stockholder return by quarter since January 1995 when the Company named a new Chairman/CEO and announced its new corporate direction which included a plan to refocus its strategic direction, reduce debt, reposition assets and restore profitability by lowering costs at all levels. The peer group companies selected by the Company for this graph are the same as those selected for the above graph prescribed by the SEC's rules.


                             [GRAPH APPEARS HERE]

                   COMPARISON OF CUMULATIVE TOTAL RETURN (1)
         AMONG ORYX ENERGY COMPANY, S&P 500 INDEX AND PEER GROUP INDEX

--------------------------------------------------------------------------------
                  Dec-94 Mar-95 Jun-95 Sep-95 Dec-95 Mar-96 Jun-96 Sep-96 Dec-96
--------------------------------------------------------------------------------
S&P 500            $100   $110   $120   $130   $137   $145   $151   $156   $169
Peer Group (3)     $100   $114   $111   $111   $122   $127   $144   $141   $166
Oryx Energy
  Company          $100   $106   $116   $109   $113   $117   $137   $149   $208
--------------------------------------------------------------------------------

(1) Assumes $100 invested on January 1, 1995 at December 30, 1994 closing price in Common Stock, the S&P 500 Index and a Company-selected peer group index. Total return assumes reinvestment of dividends.

APPROVAL OF INDEPENDENT ACCOUNTANTS--------------------------------------------
ITEM NUMBER 2 ON PROXY CARD

  Coopers & Lybrand L.L.P. has served for many years as independent accountants for the Company and for Sun Energy Partners, L.P. The Audit Committee has recommended and the Board has approved the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for fiscal year 1997, subject to the approval of stockholders.
  At the Meeting, a vote will be taken on a proposal to approve such appointment. While there is no legal requirement that this proposal be submitted to stockholders, the Board believes that the selection of independent accountants to audit the financial statements of the Company is of sufficient importance to seek stockholder approval. In the event a majority of the shares of Common Stock present in person or represented by proxy vote at the Meeting is not voted in favor of the approval of Coopers & Lybrand L.L.P., the Board will reconsider its appointment of independent accountants of the Company.
  It is expected that representatives of Coopers & Lybrand L.L.P. will be present at the Meeting with the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS APPOINTMENT.

APPROVAL OF 1997 LONG-TERM INCENTIVE PLAN--------------------------------------
ITEM NUMBER 3 ON PROXY CARD

INTRODUCTION

  On February 6, 1997, the Board adopted, subject to the approval of the stockholders of the Company, the Oryx Energy Company 1997 Long-Term Incentive Plan (the "Plan"). If approved by the stockholders, the Plan will replace the Company's 1992 Long-Term Incentive Plan (the "1992 LTIP"). The Plan is similar to the 1992 LTIP in that it provides for the granting of incentive and nonqualified stock options, limited rights, restricted stock and dividend equivalents. The Board believes that the Company's long-term incentive plans provide an important means of attracting, retaining and motivating key personnel and recommends that stockholders approve the Plan. Because directors and executive officers of the Company are eligible to receive awards under the Plan, each of them has a personal interest in the adoption of this proposal.

SUMMARY OF THE PLAN

  A copy of the Plan is attached to this Proxy Statement as Exhibit A. The following summary of the Plan is qualified in its entirety by reference thereto.
  Purposes. The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage employees to remain in the employ of the Company and to provide motivation to employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and performance of the Common Stock. A further purpose of the Plan is to provide a means through which the Company may attract able persons to become directors of the Company and to provide directors with additional incentive and reward opportunities designed to strengthen their concern for the welfare of the Company and its stockholders.
  Administration. The Plan provides for administration by the Compensation Committee of the Board (the "Committee"), provided that each member of the Committee must be both a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Among the powers granted to the Committee are the authority to interpret the Plan, establish rules and regulations for its operation, select eligible persons to receive awards under the Plan and determine the form and amount and other terms and conditions of such awards. Notwithstanding the authority delegated to the Committee to administer the Plan, the Board is given exclusive authority, subject to the express provisions of the Plan, to grant awards under the Plan to non-employee directors of the Company and to determine the amount, terms and conditions of such awards. However, the Board has no authority under the Plan to select and grant awards to employees of the Company, and such authority is vested exclusively in the Committee. The Plan authorizes the Committee to delegate its authority under the Plan in certain circumstances; provided, however, that only the Committee may select and grant awards to employees who are subject to
Section 16 of the Exchange Act or who are "covered employees", as defined in
Section 162(m) of the Code.
  Eligibility for Participation. All employees of the Company and its subsidiaries (other than persons employed on a temporary or seasonal basis while in a temporary or seasonal status) and all non-employee directors of the Company are eligible to be selected to participate in the Plan. The selection of employees is within the discretion of the Committee, and the selection of non-employee directors is within the discretion of the Board. In making this selection, the Committee and the Board may give consideration to the functions and responsibilities of the participant, his or her past, present and potential contributions to the growth and success of the Company and such other factors deemed relevant by the Committee or the Board. No employee is entitled to receive an award unless selected by the Committee, and no non-employee director is entitled to receive an award unless selected by the Board.
  Types of Awards. The Plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options; (ii) limited rights; (iii) restricted stock; (iv) dividend equivalents; and (v) other incentive awards. Such awards may be granted singly, in combination or in tandem as determined by the Committee or the Board. All awards shall be subject to the terms, conditions, restrictions and limitations of the Plan, except that the Committee or the Board may, in its sole judgment, subject any award to such other terms, conditions, restrictions and limitations as it deems appropriate, provided they are not inconsistent with the terms of the Plan.
  Available Shares. The maximum number of shares of Common Stock that shall be available for grant of awards under the Plan shall not exceed 5,000,000, subject to adjustment in accordance with the provisions of the Plan. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination thereof.
  The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of awards under the Plan are counted. In the absence of Committee action, the Plan sets forth certain rules applicable for this purpose. For example, in general, unless otherwise determined by the Committee, shares of Common Stock related to awards which terminate by expiration, forfeiture or cancellation without the issuance of shares shall again be available for grant under the Plan. In addition, if shares of Common Stock are delivered or withheld to pay the exercise price of an award or to pay withholding taxes payable upon exercise, vesting or payment of an award, the number of shares available for grant of awards other than incentive stock options under the Plan shall be increased by the number of shares delivered or withheld as payment of such exercise price or withholding taxes.
  If the Company shall effect a subdivision or a consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which outstanding awards granted under the Plan may thereafter be exercised or satisfied, and the exercise prices thereof, shall be proportionately adjusted. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, separations (including a spin-off or other distribution of stock or property), exchanges or other relevant changes in capitalization, outstanding awards under the Plan shall be subject to adjustment by the Committee at its discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such awards to reflect such changes in the outstanding Common Stock. Also, in the event of any such changes in the outstanding Common Stock, the aggregate number of shares available for grant of awards under the Plan may be equitably adjusted by the Committee.

  The maximum number of shares of Common Stock for which stock options and limited rights may be granted under the Plan to any one employee during a calendar year is 500,000.
  As of March 21, 1997, the closing sales price of the Common Stock as reported on the New York Stock Exchange composite tape was $19 3/8 per share.
  Stock Options. Awards may be granted under the Plan in the form of options to purchase shares of Common Stock. These options may be nonqualified stock options or incentive stock options, or a combination of both; provided, however, that no incentive stock options shall be granted later than ten years from the date of adoption of the Plan by the Board and only employees shall be eligible to receive incentive stock options. The Committee or the Board will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and the exercise price per share of Common Stock subject to the option. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of the Common Stock on the effective date of the option's grant. The term of each option shall be as specified by the Committee or the Board, provided that, unless otherwise designated by the Committee or the Board, no option shall be exercisable later than ten years from the effective date of the option's grant. Options granted in the form of incentive stock options are designed to comply with Section 422(b) of the Code. Upon exercise of an option, the exercise price may be paid by a participant in cash or an equivalent acceptable to the Committee or by delivering previously acquired shares of Common Stock or, in the case of nonqualified stock options, by withholding shares which otherwise would be acquired on exercise. In addition, any grant of a nonqualified stock option under the Plan may provide that payment of the exercise price of such option may also be made in whole or in part in the form of shares of Common Stock subject to risk of forfeiture or other restrictions on transfer.
  Limited Rights. Limited rights may be granted under the Plan to any participant who is granted an option under the Plan. A limited right may be exercised only during the 30-day period beginning on the date of a change in control (as defined in the Plan) of the Company and, in the case of limited rights related to an incentive stock option, only when the fair market value of the Common Stock (determined as of the date of exercise of the limited right) exceeds the exercise price of the related option. Upon the exercise of a limited right related to a nonqualified stock option, the holder shall receive cash equal to the excess over the exercise price of the related option of the higher of (i) the highest gross price paid or to be paid for a share of Common Stock involved in the change in control or (ii) the highest reporting closing sales price of a share of Common Stock on the New York Stock Exchange, in each case during the 60-day period before the date on which the limited right is exercised, multiplied by the number of shares of Common Stock with respect to which the limited right is exercised. Upon the exercise of a limited right related to an incentive stock option, the holder shall receive cash equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the limited right over the exercise price of the related option, multiplied by the number of shares of Common Stock with respect to which the limited right is exercised. Each limited right shall be exercisable only to the same extent that the related option is exercisable, and in no event after termination of the related option. Upon the exercise of limited rights, the related option shall be deemed to have terminated to the extent of the number of shares of Common Stock with respect to which such limited rights are exercised. Upon the exercise or termination of the related option, the limited rights with respect to such related option shall be deemed to have terminated to the extent of the number of shares of Common Stock with respect to which the related option was exercised or terminated.
  Restricted Stock. Awards may be granted under the Plan in the form of shares of restricted stock. The Committee or the Board will determine the nature and extent of the restrictions on such shares, the duration of such restrictions and any circumstances under which such shares will be forfeited. Subject to the Committee's or the Board's discretion, during any such period of restriction, holders of shares of restricted stock will have the right to receive dividends on and to vote such shares. At the time of an award of restricted stock, the Committee or the Board will determine the effect on such restricted stock of any termination of employment or service of the holder of such restricted stock prior to the lapse of the applicable restrictions.

  Dividend Equivalents. Dividend equivalents may be granted to participants under the Plan, either as a component of another award or as a separate award. In general, and subject to such terms, conditions, restrictions and limitations as the Committee or the Board may establish, an award of dividend equivalents shall confer upon the participant a right to receive, in the event of a cash or stock dividend or other distribution paid or made on the Common Stock, an amount equal to the dividend or other distribution that would have been received by the participant had the shares of Common Stock covered by the award been issued and outstanding on the record date established for such dividend or other distribution. Dividend equivalents may be paid in cash, shares of Common Stock, other awards under the Plan or other property, or a combination thereof, in a single payment or in installments, and at such time or times as the Committee or the Board shall determine.
  Other Incentive Awards. The Committee or the Board may grant other incentive awards under the Plan based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee or the Board determines that such other incentive awards are consistent with the purposes of the Plan. Payment of other incentive awards shall be made at such times and in such forms, which may be cash, shares of Common Stock or other property, as established by the Committee or the Board.
  Corporate Change. The Plan provides that, in the event of a corporate change (defined in the Plan to include the dissolution or liquidation of the Company, certain reorganizations, mergers or consolidations of the Company, the sale of all or substantially all the assets of the Company or the occurrence of a change in control of the Company), unless otherwise provided in the related award agreement, (i) each option then outstanding under the Plan shall become exercisable in full, (ii) all restrictions (other than restrictions imposed by law) and conditions of all restricted stock, dividend equivalents and other incentive awards then outstanding under the Plan shall be deemed satisfied and
(iii) all other criteria and objectives the attainment of which are a pre-condition to exercise, vesting, payment or settlement of all dividend equivalents and other incentive awards then outstanding under the Plan shall be deemed fully satisfied at the maximum criteria levels.
  Amendment. The Board may at any time suspend, terminate, amend or modify the Plan, provided that no amendment or modification shall become effective without the approval of such amendment or modification by the stockholders of the Company if the Company determines that such stockholder approval is necessary or desirable. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any award previously granted under the Plan, without the consent of the participant holding such award (except that such consent shall not be required in the case of an amendment or modification required following a change in law or interpretation thereof to cause options and limited rights under the Plan to continue to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).
  Effectiveness. The Plan will become effective on the date it is approved by the stockholders of the Company. The Plan has no fixed expiration date. Upon approval of the Plan by the stockholders of the Company, no further awards shall be granted under the 1992 LTIP except to the extent required pursuant to the terms of any awards outstanding under the 1992 LTIP on the date of such approval and except for any grants of restricted stock authorized prior to the date of such approval by the committee administering the 1992 LTIP.

FEDERAL INCOME TAX CONSEQUENCES

  The following summary is based upon an analysis of the Internal Revenue Code as currently in effect (the "Code"), existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of federal income tax consequences and the federal income tax consequences to participants may be either more or less favorable than those described below depending on their particular circumstances.
  Incentive Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for the shares. If the optionee holds the shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.
  The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.
  The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.
  If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock", and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in
Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted stock option, but not stock acquired through the exercise of a non-statutory option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive stock option. If the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering such stock was exercised over the amount paid for such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive stock option with already-owned shares will be statutory option stock or how the optionee's basis will be allocated among such shares.
  Nonqualified Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee, subject to the deduction limitations described below.
  The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.
  If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the nonqualified stock option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" or the statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified stock option will not be statutory option stock and the optionee's basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock, or how the optionee's basis will be allocated among the shares received.
  Limited Rights. There will be no federal income tax consequences to either the participant or the Company upon the grant of limited rights. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to limited rights in an amount equal to the aggregate amount of cash received. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the participant's income.
  Restricted Stock. If the restrictions on an award of restricted stock are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the participant will not recognize income for federal income tax purposes at the time of the award unless such participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the participant will be required to include in income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of restricted stock on such date, less any amount paid therefor. The Company will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock and the Company will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock. Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the dividends includable in the participant's income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.
  If the restrictions on an award of restricted stock are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at such time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
  Dividend Equivalents. There will be no federal income tax consequences to either the participant or the Company upon the grant of dividend equivalents. Generally, unless dividend equivalents are restricted in a manner that they are both subject to a substantial risk of forfeiture and are not freely transferable, the participant will recognize ordinary income upon the receipt of payment pursuant to dividend equivalents in an amount equal to the fair market value of the Common Stock and the aggregate amount of cash received. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the participant's income. If dividend equivalents are restricted in a manner that they are both subject to a substantial risk of forfeiture and are not freely transferable, the participant's and the Company's tax consequences will be similar to the rules described above for restricted stock.
  Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders, and meets certain other criteria. Compensation attributable to a stock option or a stock appreciation right is deemed to satisfy the requirements for performance-based compensation if (i) the grant or award is made by the compensation committee; (ii) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and (iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The Plan has been designed to enable awards of options and limited rights granted by the compensation committee to qualify as performance-based compensation for purposes of Section 162(m) of the Code.
  In addition, Section 280G of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain individuals if such compensation constitutes an "excess parachute payment". Very generally, excess parachute payments arise from certain payments made to disqualified individuals which are in the nature of compensation and are contingent on certain changes in ownership or control of the Company. Disqualified individuals for this purpose include certain employees and independent contractors who are officers, shareholders or highly-compensated individuals. Accelerated vesting or payment of awards under the Plan upon a change in ownership or control of the Company could result in excess parachute payments. In addition to the deduction limitation applicable to the Company, a disqualified individual receiving an excess parachute payment is subject to a 20 percent excise tax on the amount thereof.
  Tax Withholding. To satisfy applicable withholding tax requirements, the Committee may require payment from an employee, may withhold from payments made under the Plan, or may withhold from other compensation payable to the employee.

RECOMMENDATION

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PLAN.

APPROVAL OF AMENDMENT TO 1992 LONG-TERM INCENTIVE PLAN
                                                                          -----
ITEM NUMBER 4 ON PROXY CARD

GENERAL

  The 1992 LTIP was adopted by the Board on February 7, 1991, approved by stockholders at the 1991 annual meeting of stockholders and became effective for awards on January 1, 1992. The 1992 LTIP will be replaced by the 1997 Long-Term Incentive Plan if the 1997 Plan is approved by stockholders at the Meeting. See "Approval of 1997 Long-Term Incentive Plan -- Introduction" and "Approval of 1997 Long-Term Incentive Plan -- Summary of the Plan --
 Effectiveness."
  At a meeting of the Board on February 6, 1997, the Board amended the 1992 LTIP (the "1992 LTIP Amendment") and recommended that the 1992 LTIP Amendment be submitted to stockholders. Although neither Delaware law nor the provisions of the 1992 LTIP or of the Company's Certificate of Incorporation or Bylaws require that the 1992 LTIP Amendment be submitted to stockholders, it must be approved by stockholders for purposes of Code Section 162(m).

THE 1992 LTIP AMENDMENT

  Pursuant to Section 162(m) of the Code, the amount of compensation payments to certain highly compensated officers that employers may deduct from income for federal income tax purposes is limited to $1 million per person per year. Compensation recognized by employees in connection with the exercise of stock options and stock appreciation rights ("SARs") granted under the 1992 LTIP may, however, continue to be exempt from the $1 million limitation as "qualified performance-based compensation" if certain requirements are satisfied, including the requirement that the 1992 LTIP state the maximum number of shares for which options or SARs may be granted during a specified period to any employee.
  As originally adopted, the 1992 LTIP did not limit the total number of shares of Common Stock for which stock options and SARs could be granted to a person under the 1992 LTIP. Accordingly, the Board adopted the 1992 LTIP Amendment, which added the following new Section 5.4 to the 1992 LTIP:
    "5.4 Maximum Grants. Notwithstanding any provision contained in this Plan to the contrary, the maximum number of shares of Common Stock for which Incentive Stock Options, Nonqualified Stock Options, and Stock Appreciation Rights may be granted under the Plan to any one Employee for any calendar year is 500,000."
The inclusion in the 1992 LTIP of a maximum number of shares of Common Stock that may be so granted to any one employee in any calendar year effectively represents a limitation on the benefits available to persons eligible to participate in the 1992 LTIP.

SUMMARY OF MATERIAL FEATURES OF 1992 LTIP

  Copies of the 1992 LTIP and of the 1992 LTIP Amendment have been filed by the Company with the SEC and the New York Stock Exchange. The following summary of material features of the 1992 LTIP is qualified in its entirety by reference thereto. The expressed purpose of the 1992 LTIP is to strengthen the ability of the Company to attract, motivate and retain employees of superior capability and to more closely align the interests of management with those of stockholders of the Company by relating capital accumulation to increases in stockholder value.
  Under the 1992 LTIP, a maximum of 3,000,000 shares of Common Stock may be issued or transferred to participants pursuant to incentive awards, subject to adjustment in the case of certain changes in capital structure. The 1992 LTIP has several components: stock options, SARs, restricted stock, performance units, performance shares and dividend equivalents. The 1992 LTIP also provides for the grant of other stock-based awards, the form of which may be determined by the Compensation Committee of the Board which administers the 1992 LTIP. No incentive award granted thereunder (other than Common Stock any restrictions on which have lapsed) is transferable otherwise than by will or pursuant to the laws of descent and distribution or a qualified domestic relations order.

  Participants in the 1992 LTIP are selected from key employees of the Company and its subsidiaries. In no event may any member of the Board who is not an officer or employee of the Company or a subsidiary of the Company be granted an incentive award under the 1992 LTIP. It is impractical to estimate the total number of employees who would be considered by the Committee as key employees eligible to receive grants under the 1992 LTIP.
  The 1992 LTIP contains antidilution provisions providing for adjustment in the number of shares available for issuance or transfer pursuant to incentive awards and the number of shares or units and the prices thereof subject to then outstanding incentive awards. In addition, in the case of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, the sale of all or substantially all the assets of the Company or a change in control (as defined) of the Company, the Compensation Committee may, subject to the terms of the agreements evidencing outstanding incentive awards, make such adjustments to outstanding incentive awards as it determines are appropriate and take certain other actions, including the acceleration of the exercise dates of outstanding incentive awards, the acceleration of the restriction periods of outstanding restricted stock and the payment of cash to holders of outstanding stock options in exchange for the cancellation of such options.
  The Board may at any time amend, suspend (and if suspended, may reinstate) or terminate the 1992 LTIP, provided that the Board may not, without approval of the stockholders, amend the 1992 LTIP so as to (i) increase the number of shares of Common Stock subject to the 1992 LTIP or (ii) reduce the option price for shares of Common Stock covered by stock options granted thereunder below the option price provided by the 1992 LTIP.

RECOMMENDATION

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 1992 LTIP AMENDMENT.

REAPPROVAL OF EXECUTIVE VARIABLE INCENTIVE PLAN-------------------------------- ITEM NUMBER 5 ON PROXY CARD

INTRODUCTION

  As of January 1, 1996, the Board adopted the Oryx Energy Company Executive Variable Incentive Plan (the "Executive VIP") as a replacement of the Company's Variable Incentive Plan with respect to those executive employees designated to participate in the Executive VIP. The Executive VIP was approved at the 1996 Annual Meeting of stockholders of the Company. Effective as of January 1, 1997, the Compensation Committee of the Board approved an amendment (the "Amendment") to the Executive VIP which further limits the annual amount of an award that may be made pursuant to the Executive VIP, as described more fully below, and subjects the continuation of the Executive VIP, as amended, for plan years beginning on and after January 1, 1997 to the reapproval of the stockholders of the Company.

THE AMENDMENT

  As originally adopted and approved by stockholders of the Company in 1996, the Executive VIP limited the incentive compensation award determined pursuant to the formula described below to 200 percent of a participant's annualized weekly base salary in effect as of the first pay period ending during the plan year to which the award relates. The Amendment further limits the incentive compensation award so determined with respect to a plan year beginning on or after January 1, 1997 to the lesser of the amount described in the preceding sentence or $1,500,000. This limitation has been added to allow awards made pursuant to the Executive VIP to be exempt from certain tax deduction limitations prescribed by Section 162(m) of the Internal Revenue Code of 1986, as amended.

SUMMARY OF THE AMENDED EXECUTIVE VIP

  A composite copy of the Executive VIP reflecting the Amendment is attached to this Proxy Statement as Exhibit B. The following summary of the Executive VIP is qualified in its entirety by reference thereto.
  Purpose. The purpose of the Executive VIP is to provide incentive compensation opportunities for certain executive employees of the Company and to reinforce three significant Company values, consisting of teamwork, sharing success, and the rewarding of individual performance. It also is designed to assist in the attraction, motivation and retention of superior employees and to link employees to the Company's strategic objectives and interests of stockholders.
  Plan Year. The Executive VIP is maintained on the basis of a "plan year", which is the calendar year.
  Eligibility. Only those employees of the Company or a subsidiary thereof who are "officers" of the Company, as defined in Rule 16a-1(f) promulgated by the SEC under Section 16 of the Securities Exchange Act of 1934, as amended, who are designated by the Compensation Committee, in its sole discretion, as of the beginning of a plan year are eligible to participate in the Executive VIP for such plan year. During 1996 only five of the eight employees of the Company and its subsidiaries who potentially were eligible for participation in the Executive VIP were so designated by the Compensation Committee. Of the eight employees who potentially are eligible for participation currently, five have again been designated for participation in 1997.
  Once designated by the Compensation Committee, an executive employee must be on the regular payroll of the Company or any of its subsidiaries as of December 31 of the plan year and have at least 26 completed weeks of active service during the plan year in order to be eligible to receive an award under the Executive VIP for such year. Any employee with fewer than 52 completed weeks of active service during the plan year will have his or her award pro rated. There are exceptions from the above requirements for circumstances involving family and medical leave, disability leave, retirement or death.
  Executive VIP Administration. The Compensation Committee has the right and authority to prescribe rules and regulations with respect to the administration of the Executive VIP, to construe the Executive VIP, to make determinations necessary or advisable for administering the Executive VIP and generally to exercise all powers conferred on the Compensation Committee under the Executive VIP. The Compensation Committee also has the authority to amend, modify, suspend or terminate the Executive VIP at any time provided that, generally, no such amendment, modification, suspension or termination may adversely affect the right of any participant to receive any amount to which the participant has already become entitled.
  Calculation of Award. The awards granted pursuant to the Executive VIP are determined according to a formula based on several factors, which include threshold and target performance goals, individual target award levels and the employee's base salary. For this purpose, base salary is defined as the annualized weekly base salary in effect as of the last pay period ending during the plan year. At the beginning of each plan year the Compensation Committee establishes the performance goals and the respective threshold and target levels of performance associated with each. The performance goals established by the Compensation Committee for a plan year may consider one or more of the following factors: stock price, cash flows, net income, operating income, expense levels, debt balance, debt ratings, total shareholder return, return on investment, return on equity, economic value added, production volumes, reserve additions, profit or cost per equivalent barrel, earnings per share, net asset value per share, or such other goals as the Compensation Committee may determine appropriate for a plan year. The performance goals may be based on the performance of the Company generally, in the absolute or in relation to the performance of its peers, or the performance of a particular employee, division, department, branch, subsidiary or other unit to which a particular employee is assigned. Different performance goals may be established for different participants or groups of participants. Each performance goal will be weighted to reflect its relative performance to the Company's strategic business plans for the year. The sum of the weightings of the target performance goals for a participant or a group of participants for the year will equal 100 percent.

  The Compensation Committee will establish at the beginning of the plan year individual target award levels expressed as a percentage of a participant's base salary for the year.
  As of the end of each plan year, the Compensation Committee will calculate each participant's incentive compensation award by multiplying the participant's base salary by the participant's individual target award level for the plan year. The result will then be multiplied by the performance score applicable to the participant. The performance score will be determined by the Compensation Committee based upon actual performance compared to the threshold and target performance goal levels. The Compensation Committee will certify the degree of achievement of each performance goal based upon the actual performance results for the year. Once the above calculations are completed, the Compensation Committee will have the discretion to reduce (but not increase) any participant's award for the year based upon such factors as the Committee may determine to be relevant, including individual performance.
  As described above with respect to the Amendment, the amended Executive VIP limits the incentive compensation award determined pursuant to the above calculation to the lesser of $1,500,000 or 200 percent of a participant's annualized weekly base salary in effect as of the first pay period ending during the plan year to which the award relates.
  In addition to the incentive compensation awards based upon attainment of performance goals as set forth above, the Compensation Committee may, in its sole discretion, grant ad hoc incentive compensation awards to any participant or group of participants in such amount or amounts as it determines to be appropriate based upon such factors as it deems to be relevant whether or not targeted goals are achieved. Any such ad hoc incentive compensation awards must be determined and granted by the Compensation Committee after the plan year to which the award relates but prior to April 30 following the end of such plan year.
  Payment of Awards. Incentive compensation awards under the Executive VIP may be paid in cash or shares of Common Stock or any combination thereof as determined by the Compensation Committee. Awards normally will be paid by April 30 following the completion of the plan year. Participants eligible to participate in the Company's Executive Deferred Compensation Plan may elect to defer their cash incentive compensation awards payable pursuant to the Executive VIP if such election is made prior to the beginning of a plan year.
  Election to Receive Restricted Stock. Certain participants (as designated by the Compensation Committee by February 15 of the plan year) also may elect to have up to 100 percent of their cash incentive compensation award for a plan year paid to them in shares of Restricted Stock. Such election must be made before March 1 of the plan year with respect to which the award is being earned. Once made, the election is irrevocable, although the Compensation Committee retains the discretion to cause the Company to settle all or any part of the Company's obligation under a participant's election to receive Restricted Stock by the payment of the cash incentive compensation award in lieu of the Restricted Stock. In order to receive Restricted Stock, the participant must remain an employee of the Company or a subsidiary until the date that the shares of Restricted Stock are issued.
  The number of shares of Restricted Stock issuable to each participant for a plan year will be determined by dividing (i) the product obtained by multiplying the amount of the participant's cash incentive compensation award for such year times the portion of such award that the participant elected to have paid in Restricted Stock (the "Subject Amount"), by (ii) the fair market value of the Common Stock on the first business day following the completion of the plan year. In addition, the Compensation Committee may in its discretion increase the value of a participant's Subject Amount by multiplying it by a factor, which shall not be greater than 150 percent. The factor will be established by the Compensation Committee by February 15 of the plan year and shall be the rate which the Compensation Committee determines to be appropriate to reflect the participant's election to forego cash compensation in exchange for Restricted Stock.
  Restrictions on Restricted Stock. All Restricted Stock issued to a participant pursuant to the Executive VIP is subject to a restricted period the length of which is determined by the Compensation Committee by February 15 of the plan year. The Executive VIP gives the Compensation Committee authority to grant to participants to whom Restricted Stock has been issued the right to extend the restricted period applicable to such stock for an additional period of time or until the occurrence of a specified event. Restricted Stock issued to an employee is forfeited to the Company at no cost to the Company if the employee's service as an employee of the Company terminates prior to the expiration or termination of the restricted period applicable to the shares; provided that the Restricted Stock will become fully vested and the restricted period shall terminate upon (i) the employee's termination of service as an employee of the Company during the restricted period due to death, disability (as defined in the Executive VIP) or retirement (as defined in the Executive
VIP), (ii) the involuntary termination of the employee's service as an employee of the Company for reasons other than "Just Cause" as defined in the Executive VIP, or (iii) the occurrence of a corporate change (as defined in the Executive VIP) during the restricted period. Until the Restricted Stock is delivered to an employee upon vesting, the Restricted Stock may not be sold, assigned, transferred, or otherwise encumbered or disposed of by the employee in any manner. The Company will retain custody of the stock certificates representing the Restricted Stock during the restricted period. An employee will have all rights of a stockholder, including voting and dividend rights, with respect to his or her Restricted Stock, subject to the forfeiture and other restrictions of the Executive VIP. Under the Executive VIP, the Compensation Committee has the right to cancel all or any portion of any outstanding restrictions prior to the expiration or termination of such restrictions with respect to any or all shares of Restricted Stock on such terms and conditions as it may deem appropriate.
  Stock Subject to Plan. A total of 300,000 shares of Common Stock are available to be issued under the Executive VIP. In the event the Company effects a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock is combined into a smaller number of shares, the maximum number of shares that may be issued or awarded under the Executive VIP will be increased or decreased proportionately. Shares that have been previously delivered to the participant as Restricted Stock that have since been forfeited will be available for further issuance or award under the Executive VIP. Shares of Common Stock issued pursuant to the Executive VIP may be shares of original issuance or treasury shares or a combination of both, as the Compensation Committee determines.

RECOMMENDATION

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO REAPPROVE THE EXECUTIVE VIP AS AMENDED FOR PLAN YEARS BEGINNING ON AND AFTER JANUARY 1, 1997.

PROPOSAL OF STOCKHOLDER--------------------------------------------------------
ITEM NUMBER 6 ON PROXY CARD

  The American Baptist Home Mission Society, P.O. Box 851, Valley Forge, Pennsylvania 19482-0851, owner of 100 shares of Common Stock, has advised the Company that it intends to offer the following proposal and supporting statement for action at the Meeting:

  "WHEREAS WE BELIEVE:
    Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

    Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone. For maximum credibility and usefulness, such standards should specifically meet the concerns of investors and other stakeholders;

    Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. Standardized environmental reports enable investors to compare performance over time. They also attract investment from investors seeking companies which are environmentally responsible and which minimize risk of environmental liability.

  WHEREAS:
    The Coalition for Environmentally Responsible Economics (CERES) -- which includes shareholders of this Company; public interest representatives, and environmental experts -- consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Fifty-four companies, including Sun (Sunoco), General Motors, H.B. Fuller, Polaroid, and Bethlehem Steel, have endorsed these principles to demonstrate their commitment to public environmental accountability. Fortune 500 endorsers say that benefits of working with CERES are public credibility; "value-added' for the company's environmental initiatives;

  In endorsing the CERES Principles, a company commits to work toward:

  1.Protection of the Biosphere           6.Safe products and services
  2.Sustainable natural resource use      7.Environmental restoration
  3.Waste reduction and disposal          8.Informing the public
  4.Energy conservation                   9.Management commitment
  5.Risk reduction                        10.Audits and reports

    (Full text of the CERES Principles and accompanying CERES Report Form obtainable from CERES, 711 Atlantic Avenue, Boston MA 02110, tel: (617) 451-0927).

    CERES is distinguished from other initiatives for corporate environmental responsibility, in being (1) a successful model of shareholder relations; (2) a leader in public accountability through standardized environmental reporting; and (3) a catalyst for significant and measurable environmental improvement within firms.

  RESOLVED: Shareholders request the Company to endorse the CERES
            Principles, as a part of its commitment to be publicly accountable for its environmental impact."

STOCKHOLDER'S STATEMENT IN SUPPORT OF THE STOCKHOLDER PROPOSAL

    "Many investors support this resolution. Those supporting similar resolutions at various companies have portfolios totaling $75 billion. The number of public pension funds and foundations supporting this resolution increases every year. The objectives are: standards for environmental performance and disclosure; methods for measuring progress toward these goals; and a format for public reporting of progress. We believe this is comparable to the European Community regulations for voluntary participation in verified and publicly-reported eco-management and auditing, and fully compatible with ISO 14000 certification.
    Your vote FOR this resolution will encourage scrutiny of our Company's environmental policies and reports and adherence to standards upheld by management and stakeholders alike."

STATEMENT OF BOARD OF DIRECTORS RECOMMENDING A VOTE AGAINST THE STOCKHOLDER PROPOSAL

  The Company has a strong commitment to environmental responsibility and is dedicated to sound natural resource management practices that assure a clean and safe environment. It is the Company's position that an effective, credible environmental policy is essential to protect shareholder value. Further, the Company recognizes that it has many shareholders, employees and neighbors living and working in proximity to the Company's operations and believes environmental responsibility is a key component of its overall commitment to the community.
  The environmental programs of both the Company and CERES have been derived from similar sources and concerns, but whereas the CERES Principles were drafted to apply to all industries and businesses, the Company's programs have been individually tailored specifically to the operations and practices of an oil and gas exploration and production company. While the proponent's intentions and efforts are commendable, the Company has concluded that its existing environmental policy and programs are better suited to its specific circumstances and that endorsement of the CERES Principles would not result in an improvement to its environmental efforts or results.

  One of the principal features of the CERES Principles is the annual publication of an environmental report in a CERES prescribed format. This format, like the Principles, is not specific to the Company's operations, but is generic. The Company believes that this report is unnecessary. The Company is already subject to stringent and extensive environmental regulation by national, state, regional and local governments and files voluminous, detailed reports with each entity. Reworking the data, and generating new data not called for by any of these other reports, in order to comply with the CERES format would necessitate the expenditure of additional time and resources without providing any greater environmental protection than currently exists. The Company believes its time and resources are better spent integrating environmental concerns into its day-to-day operations.
  The Board believes adoption of the CERES Principles is NOT in the best interests of the Company. Unlike their generic approach to environmental protection, the Company has in place a more targeted, cost efficient and industry-specific commitment to the environment that the Board believes is most effective in meeting the Company's overall responsibilities.

RECOMMENDATION

  THE BOARD THEREFORE RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

OTHER BUSINESS-----------------------------------------------------------------

  The Board does not know of any business to come before the Meeting other than that set forth in the Notice of Annual Meeting of Stockholders. However, if any other business shall properly come before the Meeting, it is the intention of the proxy holders to vote upon such business in accordance with their judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE------------------------

  Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than ten percent of a registered class of equity securities of the Company, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership of the Common Stock and other equity securities of the Company on Form 3 and changes in such ownership on Forms 4 and 5.
  To the Company's knowledge, all Forms 3, 4 and 5 required to be filed by
Section 16(a) of the Exchange Act during the year ended December 31, 1996, were timely filed, except for the initial statement of ownership on Form 3 which was filed on February 7, 1997 for Steven J. Flowers who was elected Treasurer on November 8, 1996.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 1998 ANNUAL
MEETING------------------------------------------------------------------------

  Subject to certain requirements contained in the Company's Bylaws, a stockholder of record may nominate someone for director or may propose other action to be voted on at an annual meeting. Article V of the Company's Bylaws provides in pertinent part as follows:
  "SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may be properly brought before the meeting, shall be held each year on such day, at such time and place, either within or without the state of incorporation, as shall be determined in advance by the Board of Directors.
  "At an annual meeting of stockholders, the only business to be voted on by stockholders shall be business specified in the notice of the meeting, or business otherwise specified by the Board of Directors, or business properly brought before the meeting by a stockholder eligible to vote at the meeting.
  "To be properly brought before the meeting by a stockholder, the business must be legally proper and written notice thereof must have been filed with the Secretary of the Corporation at least sixty days but not more than ninety days prior to the first anniversary of the most recent annual meeting, and containing the following information as applicable:
    "(a) All notices by a stockholder hereunder shall contain (i) the stockholder's name as it appears in the Corporation's records, (ii) the stockholder's business address and residence address, and (iii) the class and number of shares of stock of the Corporation which are directly or indirectly beneficially owned by the stockholder.
    "(b) Notices in which a stockholder proposes the nomination of a person for election as Director shall also contain (i) the proposed nominee's name, age, business address and residence address, (ii) the proposed nominee's principal occupation currently and for the previous five years,
  (iii) the class and number of shares of stock of the Corporation which are directly or indirectly beneficially owned by the proposed nominee, and (iv) any other information about the proposed nominee which is required to be disclosed in proxy solicitation pursuant to regulations under the Securities Exchange Act of 1934 as amended, including but not limited to the proposed nominee's consent to the nomination.
    "(c) Notices in which a stockholder proposes a matter other than a nomination for Director shall also contain a clear and concise statement of the proposal and the stockholder's reasons for supporting it.
  "The filing of a stockholder notice as required above shall not, in and of itself, constitute the making of the nomination or proposal described therein. Nothing in these Bylaws shall affect the right of a stockholder to request inclusion of a proposal in the Corporation's proxy statement pursuant to regulations under the Securities Exchange Act of 1934 as amended.
  "If the person presiding at the meeting determines that any proposed business has not been properly brought before the meeting, he shall declare such business out of order and such business shall not be conducted at the meeting."
  Applicable SEC rules and regulations provide that the Company is not required to include a stockholder proposal in its proxy materials unless it is received by a specified date. In order for a stockholder proposal to be considered for inclusion in the Company's 1998 proxy materials, the proposal must be received by the Secretary of the Company on or before its close of business on November 26, 1997.

SOLICITATION OF PROXIES--------------------------------------------------------

  The Company has provided proxy materials to brokers, banks, custodians, nominees and fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of Common Stock registered in the name of such brokers, banks, custodians, nominees and fiduciaries. In addition, solicitation of proxies may be made by directors, officers or employees of the Company by personal interview, mail, telephone, telegraph or facsimile telecommunication. Chase Mellon Shareholder Services, LLC has been retained to assist in the distribution to and solicitation of proxies from stockholders, brokers, banks and nominees for a base fee of $6,000 plus reasonable out-of-pocket expenses. The cost of soliciting proxies and related services will be borne by the Company.

                                          By Order of the Board of Directors

                                          William C. Lemmer
                                          Vice President, General Counsel and
                                           Secretary
                                          13155 Noel Road
                                          Dallas, Texas 75240-5067

March 26, 1997

                                                                      EXHIBIT A

                              ORYX ENERGY COMPANY

                         1997 LONG-TERM INCENTIVE PLAN

                                  ARTICLE 1.

                           ESTABLISHMENT AND PURPOSE

1.1 Establishment. Oryx Energy Company, a Delaware corporation, hereby establishes the Oryx Energy Company 1997 Long-Term Incentive Plan, as set forth in this document.

1.2 Purpose. The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees to remain in the employ of the Company and to provide motivation to Employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and performance of the Common Stock of Oryx. A further purpose of the Plan is to provide a means through which Oryx may attract able persons to become directors of Oryx and to provide directors of Oryx with additional incentive and reward opportunities designed to strengthen their concern for the welfare of Oryx and its stockholders. Toward these objectives, Awards may be granted under the Plan to Employees and Outside Directors on the terms and subject to the conditions set forth in the Plan.

1.3 Effectiveness. The Plan shall become effective as of the date of its approval by the stockholders of Oryx at the 1997 Annual Meeting of Stockholders. No Awards shall be made before the Plan becomes effective.

                                  ARTICLE 2.

                                  DEFINITIONS

2.1 Award. "Award" means any Option, Limited Rights, Restricted Stock, Dividend Equivalents or Other Incentive Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee or the Board.

2.2 Award Agreement. "Award Agreement" means a written agreement between Oryx and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award.

2.3  Board. "Board" means the Board of Directors of Oryx.

2.4 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.5 Committee. "Committee" means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan; provided that the Committee shall consist of three or more directors of Oryx, all of whom are both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Code, or any successor definitions adopted. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

2.6 Common Stock. "Common Stock" means the Common Stock, $1.00 par value per share, of Oryx, or any stock or other securities of Oryx hereafter issued or issuable in substitution or exchange for the Common Stock.

2.7  Company. "Company" means Oryx and its Subsidiaries.

2.8 Corporate Change. A "Corporate Change" shall be deemed to have occurred for purposes of the Plan upon (a) the dissolution or liquidation of Oryx;
     (b) a reorganization, merger or consolidation of Oryx with one or more corporations (other than a merger or consolidation effecting a reincorporation of Oryx in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of Oryx and their proportionate interests therein immediately prior to the merger or consolidation); (c) the sale of all or substantially all of the assets of Oryx; or (d) the occurrence of a Change in Control. A "Change in Control" shall be deemed to have occurred for purposes of the Plan if (a) individuals who were directors of Oryx immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to Oryx or to a company which has acquired all or substantially all its assets) or (b) any entity, person or Group acquires shares of Oryx in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used herein, "Control Transaction" means (a) any tender offer for or acquisition of capital stock of Oryx, (b) any merger or consolidation of Oryx, (c) any contested election of directors of Oryx or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, "Group" means persons who act "in concert" as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act.

2.9 Disability. "Disability" means a condition of an Employee that entitles the Employee to benefits under the Oryx Energy Company Long-Term Disability Plan, as amended from time to time (or any successor plan).

2.10 Dividend Equivalents. "Dividend Equivalents" means an Award granted to a Participant pursuant to Article 10.

2.11 Effective Date. "Effective Date" means the date an Award is determined to be effective by the Committee or the Board upon its grant of such Award.

2.12 Employee. "Employee" means any person treated as an employee by Oryx or a Subsidiary, other than a person employed on a temporary or seasonal basis while in a temporary or seasonal status. "Employee" shall not include any person treated by Oryx or a Subsidiary as an independent contractor.

2.13 Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.14 Fair Market Value. "Fair Market Value" means, as of any specified date, the closing sales price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not listed on such exchange, such other national stock exchange or stock market on which the Common Stock is then listed) on that date, or if no such prices of the Common Stock are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported, all as reported in the New York Stock Exchange Composite Transactions listings published in The Wall Street Journal, or in a similar report selected by the Committee. If the Common Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

2.15 Incentive Stock Option. "Incentive Stock Option" means an option to purchase shares of Common Stock that is intended to meet the requirements of Section 422(b) of the Code.

2.16 Limited Rights. "Limited Rights" means an Award granted to a Participant pursuant to Article 8.

2.17 Nonqualified Stock Option. "Nonqualified Stock Option" means an option to purchase shares of Common Stock that is not intended to meet the requirements of Section 422(b) of the Code.

2.18 Option. "Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article 7, and includes both Incentive Stock Options and Nonqualified Stock Options.

2.19 Oryx. "Oryx" means Oryx Energy Company, a Delaware corporation, and any successor thereto.

2.20 Other Incentive Award. "Other Incentive Award" means an Award granted to a Participant pursuant to Article 11.

2.21 Outside Director. "Outside Director" means an individual duly elected or chosen as a director of Oryx who is not also an Employee.

2.22 Participant. "Participant" means any Employee or Outside Director to whom an Award has been granted under the Plan.

2.23 Plan. "Plan" means this Oryx Energy Company 1997 Long-Term Incentive
     Plan.

2.24 Restricted Stock. "Restricted Stock" means an Award of shares of Common Stock granted to a Participant pursuant to, and with such restrictions as are imposed under, Article 9. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

2.25 Retirement. "Retirement" means the termination of an Employee's employment with the Company which entitles the Employee to an immediate "early retirement" or "normal retirement" benefit under the Oryx Energy Company Retirement Plan, as amended from time to time (or any successor plan).

2.26 Subsidiary. "Subsidiary" means a "subsidiary corporation" of Oryx, as that term is defined in Section 424(f) of the Code.

                                  ARTICLE 3.

                              PLAN ADMINISTRATION

3.1 Responsibility of Committee. Subject to the terms and provisions of the Plan, including, without limitation, Section 3.6, the Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

3.2 Authority of Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right, subject to the provisions of Section 3.6, to: (a) interpret the Plan and the Award Agreements executed hereunder; (b) determine eligibility for participation in the Plan; (c) decide all questions concerning eligibility for, and the amount of, Awards payable under the Plan; (d) construe any ambiguous provision of the Plan or any Award Agreement; (e) prescribe the form of the Award Agreements embodying Awards granted under the Plan; (f) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (g) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (h) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (i) determine whether Awards should be granted singly, in combination or in tandem; (j) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (k) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (l) grant Awards in replacement of Awards previously granted under the Plan or any other employee benefit plan of the Company; and (m) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.


3.3 Discretionary Authority. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries and legal representatives.

3.4 Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

3.5 Delegation of Authority. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, delegate some or all of its authority under the Plan to any person or persons; provided, however, that any such delegation shall be in writing; and provided further that only the Committee may select and grant Awards to Employees who are subject to Section 16 of the Exchange Act or who are "covered employees" within the meaning of Section 162(m) of the Code.

3.6 Board Authority. Notwithstanding the authority hereby delegated to the Committee to administer the Plan, the Board shall have sole and exclusive authority, subject to the express provisions of the Plan, to grant Awards to Outside Directors under the Plan, to determine the terms, conditions, restrictions and/or limitations applicable to such Awards and to make all other determinations and take any and all other actions it deems necessary or advisable with respect to such Awards. The Board shall have no authority under the Plan to select and grant Awards to Employees, and such authority is vested exclusively in the Committee.

3.7 Liability; Indemnification. No member of the Committee or the Board nor any person to whom authority has been delegated by the Committee, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee and the Board shall be fully indemnified and protected by Oryx with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Certificate of Incorporation and Bylaws of Oryx, as amended from time to time, or under any agreement between any such member and Oryx.

                                  ARTICLE 4.

                                  ELIGIBILITY

  All Employees and Outside Directors are eligible to participate in the Plan. The Committee shall select, from time to time, Participants from those Employees, and the Board shall select, from time to time, Participants from those Outside Directors, who, in the opinion of the Committee or the Board, can further the Plan's purposes. In making this selection, the Committee and the Board may give consideration to the functions and responsibilities of the Participant, his or her past, present and potential contributions to the growth and success of the Company and such other factors deemed relevant by the Committee or the Board. Once a Participant is so selected, the Committee or the Board shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and/or limitations applicable to the Award, in addition to those set forth in the Plan and the administrative rules and regulations, if any, established by the Committee. No Employee is entitled to receive an Award unless selected by the Committee, and no Outside Director is entitled to receive an Award unless selected by the Board.

                                  ARTICLE 5.

                                FORM OF AWARDS

  Awards may, at the Committee's or the Board's sole discretion, be granted under the Plan in the form of Options pursuant to Article 7, Limited Rights pursuant to Article 8, Restricted Stock pursuant to Article 9, Dividend Equivalents pursuant to Article 10, Other Incentive Awards pursuant to
Article 11 or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee or the Board may, in its sole judgment, subject any Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform, and Awards under two or more Articles of the Plan may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

                                  ARTICLE 6.

                          SHARES SUBJECT TO THE PLAN

6.1 Available Shares. The maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall not exceed 5,000,000, subject to adjustment as provided in Sections 6.2 and 6.3. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board, in its discretion, shall from time to time determine.

6.2  Adjustments for Recapitalizations and Reorganizations.

   (a) The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, Oryx shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by Oryx, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

   (b) If Oryx recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

   (c) In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, separations (including a spin-off or other distribution of stock or property), exchanges or other relevant changes in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 6.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock.

   (d) In the event of any changes in the outstanding Common Stock provided for in this Section 6.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive. Any adjustment provided for in this Section 6.2 shall be subject to any required stockholder action.

6.3 Adjustments for Awards. The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 6.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

   (a) Options and Restricted Stock. The grant of an Option or Restricted Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

   (b) Limited Rights. The grant of Limited Rights shall not affect the number of shares available for grant of Awards under the Plan.

   (c) Dividend Equivalents. The grant of Dividend Equivalents shall not affect the number of shares available for grant of Awards under the Plan, but such number of shares shall be reduced by any shares issued in payment or settlement of Dividend Equivalents.

   (d) Other Incentive Awards. The grant of an Other Incentive Award in the form of Common Stock or that may be paid or settled only in Common Stock shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award. The grant of an Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under the Plan. The grant of an Other Incentive Award that may be paid or settled in either Common Stock or cash shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

   (e) Termination. If any Award referred to in paragraphs (a) and (d) above (other than an Other Incentive Award that may be paid or settled only for cash) is canceled or forfeited, or terminates, expires or lapses, for any reason (other than the termination of a Related

      Option (as defined in Section 8.1) upon exercise of its corresponding Limited Rights), the shares then subject to such Award shall again be available for grant of Awards under the Plan.

   (f) Payment of Exercise Price and Withholding Taxes. If previously acquired shares of Common Stock are used to pay the exercise price of an Award, or shares of Common Stock that would be acquired upon exercise of an Award are withheld to pay the exercise price of such Award, the number of shares available for grant of Awards under the Plan other than Incentive Stock Options shall be increased by the number of shares delivered or withheld as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan other than Incentive Stock Options shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

                                  ARTICLE 7.

                                    OPTIONS

7.1 General. Awards may be granted to Employees and Outside Directors in the form of Options. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that (i) no Incentive Stock Options shall be granted later than 10 years from the date of adoption of the Plan by the Board and (ii) only Employees shall be eligible to receive Incentive Stock Options.

7.2 Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee or the Board. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee or the Board, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Effective Date of the Option's grant. The term of each Option shall be as specified by the Committee or the Board, provided, however, that, unless otherwise designated by the Committee or the Board, no Options shall be exercisable later than 10 years from the Effective Date of the Option's grant.

7.3 Restrictions Relating to Incentive Stock Options. Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. Accordingly, to the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Oryx and its parent corporation and Subsidiaries exceeds $100,000, such excess Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Oryx or its parent corporation or a Subsidiary, within the meaning of Section 422(b)(6) of the Code, unless (a) on the Effective Date of grant of such Option, the exercise price of such Option is at least 110% of the Fair Market

    Value of the Common Stock subject to the Option and (b) such Option by its terms is not exercisable after the expiration of five years from the Effective Date of the Option's grant.

7.4 Additional Terms and Conditions. The Committee or the Board may subject any Award of an Option to such other terms, conditions, restrictions and/or limitations as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

7.5 Exercise of Options. Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Oryx, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

  Upon exercise of an Option, the exercise price of the Option shall be payable to Oryx in full either: (a) in cash or an equivalent acceptable to the Committee or (b) in accordance with any applicable administrative guidelines established by the Committee, by (i) tendering previously acquired nonforfeitable, unrestricted shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price (including an actual or deemed multiple series of exchanges of such shares),
(ii) with respect to Nonqualified Stock Options only, withholding shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (iii) a combination of the forms of payment specified in clauses (a), (b)(i) or
(b)(ii) above.

  In addition, any grant of a Nonqualified Stock Option under the Plan may provide that payment of the exercise price of the Nonqualified Stock Option may also be made in whole or in part in the form of shares of Restricted Stock or other shares of Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee or the Board at the time of grant of such Nonqualified Stock Option, whenever the exercise price of such Nonqualified Stock Option is paid in whole or in part by means of the form of consideration specified in the immediately preceding sentence, the shares of Common Stock received by the Participant upon the exercise of such Option shall be subject to the same risk of forfeiture and restrictions on transfer as those that applied to the consideration surrendered by the Participant. However, the risk of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Participant upon exercise as applied to the forfeitable or restricted Common Stock surrendered by the Participant in payment of the exercise price.

  Payment of the exercise price of an Option may also be made, in the discretion of the Committee, by delivery to Oryx or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Oryx to pay for the exercise price and any required withholding taxes.

  As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Oryx shall deliver to the Participant, in the Participant's name, a stock certificate or certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option.

7.6 Termination of Service. Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or service with the Company. Such provisions shall be determined in the sole discretion of the Committee or the Board, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. Subject to Section 6.2, Section 14.2 and Article 12, in the event that an Employee's Award Agreement embodying the Award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

   (a) Death, Disability or Retirement. If the employment of a Participant shall terminate by reason of death, Disability or Retirement, all outstanding Options held by the Participant shall immediately vest as of the date of termination of employment and may be exercised, if at all, no more than three years from the date of termination of employment, unless the Options, by their terms, expire earlier; provided that (i) in the case of Retirement, to the extent Incentive Stock Options are exercised by the Participant more than three months from the date of termination of employment, such Options will no longer qualify for the tax treatment specified in Section 421(a) of the Code, and (ii) in the case of Disability, if the Disability does not fall within the definition of "disability" set forth in Section 22(e)(3) of the Code, Incentive Stock Options exercised by the Participant more than three months from the date of termination of employment will no longer qualify for the tax treatment specified in
       Section 421(a) of the Code.

   (b) Other Termination. If the employment of a Participant shall terminate for any reason other than the reasons set forth in paragraph (a) above, whether on a voluntary or involuntary basis, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

7.7 Maximum Option Grants. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which Options and Limited Rights may be granted under the Plan to any one Employee during a calendar year is 500,000.

7.8 Options in Substitution for Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, Employees as a result of a merger or consolidation of the employing corporation with Oryx or a Subsidiary, or the acquisition by Oryx or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by Oryx or a Subsidiary of stock of the employing corporation, with the result that such employing corporation becomes a Subsidiary.

                                  ARTICLE 8.

                                LIMITED RIGHTS

8.1 General. Limited Rights may be granted under the Plan to any Participant who is granted an Option under the Plan (a "Related Option") with respect to all or a portion of the shares of Common Stock subject to the Related Option. The Committee or the Board may grant Limited Rights to a Participant only at the time of grant of the Related Option to the Participant. A Limited Right may be exercised only during the period beginning on the date of a Change in Control (as defined in Section 2.8) and ending on (but including) the thirtieth day following such date. Each Limited Right shall be exercisable only to the same extent that the Related Option is exercisable, and in no event after the termination of the Related Option. Limited Rights related to Incentive Stock Options shall be exercisable only when the Fair Market Value (determined as of the date of exercise of the Limited Rights) of each share of Common Stock with respect to which the Limited Rights are to be exercised shall exceed the exercise price per share of Common Stock subject to the related Incentive Stock Option.

8.2 Termination. Upon the exercise of Limited Rights, the Related Option shall be deemed to have been terminated to the extent of the number of shares of Common Stock with respect to which such Limited Rights are exercised. Upon the exercise or termination of the Related Option, the Limited Rights with respect to such Related Option shall be deemed to have been terminated to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated.

8.3  Payment.

   (a) Upon the exercise of Limited Rights related to Nonqualified Stock Options, the holder thereof shall receive from Oryx or the appropriate Subsidiary in cash an amount equal to the product computed by multiplying (i) the excess of (A) the higher of (x) the Minimum Price Per Share (as hereinafter defined) or (y) the highest reported closing sales price of a share of Common Stock on the New York Stock Exchange at any time during the period beginning on the sixtieth day prior to the date on which such Limited Rights are exercised and ending on the date on which such Limited Rights are exercised, over (B) the exercise price per share of Common Stock subject to the related Nonqualified Stock Option, times (ii) the number of shares of Common Stock with respect to which such Limited Rights are being exercised.

   (b) Upon the exercise of Limited Rights related to Incentive Stock Options, the holder thereof shall receive from Oryx or the appropriate Subsidiary in cash an amount equal to the product computed by multiplying (i) the excess of (A) the Fair Market Value of a share of Common Stock on the date of exercise of the Limited Rights over (B) the exercise price per share of Common Stock subject to the related Incentive Stock Option times (ii) the number of shares of Common Stock with respect to which such Limited Rights are being exercised.

8.4 Minimum Price Per Share. For purposes of this Article 8, the term "Minimum Price Per Share" shall mean the highest gross price (before brokerage commissions and soliciting dealers' fees) paid or to be paid for a share of Common Stock (whether by way of exchange, conversion, distribution upon liquidation or otherwise) in any Change in Control which is in effect at any time during the period beginning on the sixtieth day prior to the date on which such Limited Rights are exercised and ending on the date on which such Limited Rights are exercised. For purposes of this definition, if the consideration paid or to be paid in any such Change in Control shall consist, in whole or in part, of consideration other than cash, the Board shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration.

                                  ARTICLE 9.

                               RESTRICTED STOCK

9.1 General. Awards may be granted to Employees and Outside Directors in the form of Restricted Stock. Restricted Stock shall be awarded in such numbers and at such times as the Committee or the Board shall determine.

9.2 Restriction Period. At the time an Award of Restricted Stock is granted, the Committee or the Board shall establish a period of time (the "Restriction Period") applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restriction Period, in the discretion of the Committee or the Board. The Restriction Period applicable to a particular Award of Restricted Stock shall not be changed except as permitted by Section 6.2, Section 9.3 or Article 12.

9.3 Other Terms and Conditions. Restricted Stock awarded to a Participant under the Plan shall be represented by a stock certificate registered in the name of the Participant or, at the option of Oryx, in the name of a nominee of Oryx. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restriction Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (a) the Participant shall not be entitled to possession of the stock certificate representing the Restricted Stock until the Restriction Period shall have expired, (b) Oryx shall retain custody of the Restricted Stock during the Restriction Period, (c) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restriction Period and (d) a breach of the terms and conditions established by the Committee or the Board pursuant to the Award of the Restricted Stock shall cause a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee or the Board may, in its sole discretion, prescribe additional terms, conditions, restrictions and/or limitations applicable to the Restricted Stock, including, but not limited to, rules pertaining to the termination of employment or service (by death, Disability, Retirement or otherwise) of a Participant prior to expiration of the Restriction Period.

9.4 Payment for Restricted Stock. A Participant shall not be required to make any payment for Restricted Stock awarded to the Participant, except to the extent otherwise required by the Committee or the Board or by applicable law.

9.5 Miscellaneous. Nothing in this Article 9 shall prohibit the exchange of shares of Restricted Stock issued under the Plan pursuant to a plan of reorganization for stock or securities of Oryx or another corporation a party to the reorganization, but the stock or securities so received for shares of Restricted Stock shall, except as provided in Section 6.2 or
     Article 12, become subject to the restrictions applicable to the Award of such Restricted Stock. Any shares of stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to the Award of such Restricted Stock.

                                  ARTICLE 10.

                             DIVIDEND EQUIVALENTS

  Dividend Equivalents may be granted under the Plan to Employees and Outside Directors, either as a component of another Award or as a separate Award, subject to such terms, conditions, restrictions and/or limitations as the Committee or the Board may establish. In general, and subject to such terms, conditions, restrictions and/or limitations as the Committee or the Board may establish, an Award of Dividend Equivalents shall confer upon the Participant a right to receive, in the event of a cash or stock dividend or other distribution paid or made on the outstanding shares of Common Stock, an amount equal to the dividend or other distribution that would have been received by the Participant had the shares of Common Stock covered by the Award been issued and outstanding on the record date established for such dividend or other distribution. Dividend Equivalents may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional Dividend Equivalents). Any such reinvestment shall be at the Fair Market Value of the Common Stock at the time thereof. Dividend Equivalents may be paid in cash, shares of Common Stock, other Awards or other property, or a combination thereof, in a single payment or in installments, and at such time or times as the Committee or the Board shall determine. Dividend Equivalents granted as a component of another Award may provide that such Dividend Equivalents shall be paid upon exercise, payment or settlement of or lapse of restrictions on such other Award, and that such Dividend Equivalents shall expire or be forfeited under the same conditions as such other Award. Dividend Equivalents granted as a component of another Award may also contain terms and conditions different from such other Award.

                                  ARTICLE 11.

                            OTHER INCENTIVE AWARDS

  Other Incentive Awards may be granted under the Plan to Employees and Outside Directors based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee or the Board, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Employees and Outside Directors in such amount, upon such terms and at any time and from time to time as shall be determined by the Committee or the Board. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and/or limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee or the Board, subject to the terms of the Plan.

                                  ARTICLE 12.

                               CORPORATE CHANGE

  Notwithstanding anything contained in the Plan to the contrary, in the event of a Corporate Change, unless otherwise provided in the related Award
Agreement: (a) each Option then outstanding shall become exercisable in full;
(b) all restrictions (other than restrictions imposed by law) and conditions of all Restricted Stock, Dividend Equivalents and Other Incentive Awards then outstanding shall be deemed satisfied; and (c) all other criteria and objectives the attainment of which are a pre-condition to exercise, vesting, payment or settlement of all Dividend Equivalents and Other Incentive Awards then outstanding shall be deemed fully satisfied at the maximum criteria levels.

                                  ARTICLE 13.

                           AMENDMENT AND TERMINATION

  The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of Oryx if Oryx, on the advice of counsel, determines that such stockholder approval is necessary or desirable. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant holding such Award (except that such consent shall not be required in the case of an amendment or modification required following a change in law or interpretation thereof to cause Options and Limited Rights under the Plan to continue to qualify as "performance-based compensation" within the meaning of Section 162(m) of the
Code).

                                  ARTICLE 14.

                                 MISCELLANEOUS

14.1 Award Agreements. After the Committee or the Board grants an Award under the Plan to a Participant, Oryx and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and/or limitations applicable to the Award and such other matters as the Committee or the Board may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

14.2 Noncompetition. Notwithstanding anything contained in the Plan to the contrary, prior to a Change in Control, in the event the Committee or the Board determines, in its sole discretion, that a Participant is engaging or has engaged, directly or indirectly, in any manner or capacity, whether as principal, agent, partner, director, officer, employee, consultant, stockholder or otherwise, in any Competitive Activity (as hereinafter defined), during the term of his or her employment or service with the Company or at any time during the three-year period following the termination of his or her employment or service, the Committee or the Board may cancel, in whole or in part, any and all Awards granted to such Participant under the Plan, whether or not then exercisable (other than shares of Restricted Stock that have vested). For purposes of this
     Section 14.2, "Competitive Activity" shall mean the exploration, development or production of oil or gas, or activities related thereto, in the same geographical market where substantially similar activities are being carried on, directly or indirectly, by Oryx or any Subsidiary. The determination of whether a Participant is engaging or has engaged in Competitive Activity with the Company shall be made by the Committee or the Board in good faith and in its sole discretion.

14.3 Nonassignability. Except as otherwise provided in a Participant's Award Agreement, no Award granted under the Plan may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Further, no such Award shall be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect. All Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or, in the event of the Participant's legal incapacity, by his or her guardian or legal representative.

14.4 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, and no payment or other adjustment shall be made in respect of any such fractional share.

14.5 Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards under the Plan. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (a) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award or
     (b) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having a Fair Market Value equal to the amount of such required withholding taxes.

14.6 Regulatory Approvals and Listings. Notwithstanding anything contained in the Plan to the contrary, Oryx shall have no obligation to issue or deliver shares of Common Stock under the Plan prior to (a) the obtaining of any approval from any governmental agency which Oryx shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange or stock market on which the Common Stock may be listed and (c) the completion of any registration or other qualification of such shares under any Federal or state law or ruling of any governmental body which Oryx shall, in its sole discretion, determine to be necessary or advisable.

14.7 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Employee any right to remain in the employ of Oryx or any Subsidiary, and Oryx and its Subsidiaries reserve the right to terminate the employment of any Employee at any time. Further, participation in the Plan shall not give any Outside Director any right to continue as a director of Oryx. The adoption of the Plan shall not be deemed to give any Employee, Outside Director or other individual any right to be selected as a Participant or to be granted an Award.

14.8 Binding Effect. The obligations of Oryx under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Oryx, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Oryx. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributees and legal representatives.

14.9 Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

14.10 No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent Oryx or any Subsidiary from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Oryx or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against Oryx or any Subsidiary as a result of such action.

14.11 Notices. All notices required or permitted to be given or made under the Plan or any Award Agreement shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service or (d) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (a) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (b) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor or (c) if sent by telecopy or facsimile transmission, when the answer back is received. Oryx or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent
      (a) to a Participant at his or her address as set forth in the records of the Company or (b) to Oryx at the principal executive offices of Oryx clearly marked "Attention: LTIP Administration".

14.12 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Texas, except as superseded by applicable Federal law.

14.13 No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of Oryx as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

14.14 Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by Oryx or its Subsidiaries, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by Oryx or its Subsidiaries, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

14.15 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, Oryx and the Subsidiaries and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

14.16 Other Benefits. No Award granted under the Plan shall be considered compensation for purposes of computing benefits or contributions under any retirement plan of Oryx or any Subsidiary, nor affect any benefits or compensation under any other benefit or compensation plan of Oryx or any Subsidiary now or subsequently in effect.

14.17 Predecessor Plan. Upon approval of the Plan by the stockholders of Oryx at the 1997 Annual Meeting of Stockholders, no further awards shall be granted under the Oryx Energy Company 1992 Long-Term Incentive Plan (the "Predecessor Plan"), except to the extent required pursuant to the terms of any awards outstanding under the Predecessor Plan on the date of such approval and except for any grants of restricted stock authorized prior to the date of such approval by the committee administering the Predecessor Plan; provided, however, that nothing in this Section 14.17 shall prevent the committee administering the Predecessor Plan from taking any action permitted under Article XIII of the Predecessor Plan.

14.18 Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

                                                                      EXHIBIT B

                              ORYX ENERGY COMPANY

              EXECUTIVE VARIABLE INCENTIVE PLAN ("EXECUTIVE VIP")

       [Composite reflecting the provisions of Amendment No. 1 effective January 1, 1997. Additions are shown in boldface, underscored type.]

                                   ARTICLE I

                              PURPOSE OF THE PLAN

  The purpose of this Executive Variable Incentive Plan (hereinafter referred to as the "Plan") for Oryx Energy Company is to provide incentive compensation opportunities for certain executive employees of the Company and to provide certain participants the option of taking all or a portion of their annual incentive compensation awards in restricted common stock of the Company. The Plan seeks to reinforce three significant Company values: teamwork, sharing success, and the rewarding of individual performance. It is also designed to assist in the attraction, motivation, and retention of superior employees and to link employees to the Company's strategic objectives and the interests of stockholders. Each year, Participants in the Plan will have the opportunity to earn incentive compensation awards based upon the attainment of specific Performance Goals established at the beginning of each Plan Year by the Compensation Committee of the Board of Directors.

                                  ARTICLE II

                                  DEFINITIONS

  When used in the Plan, the following terms shall have the following meanings:

2.1 Base Salary means the annualized weekly base salary in effect as of the last pay period ending during the Plan Year as reflected in the personnel records of the Company.

2.2  Board of Directors means the Board of Directors of the Company.

2.3 Common Stock means the common stock, par value $1.00 per share, of the Company or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the Common Stock.

2.4  Company means Oryx Energy Company.

2.5 Compensation Committee means the Compensation Committee of the Board of Directors, which will have the overall responsibility for administering the Plan.

2.6 Corporate Change: A "Corporate Change" shall be deemed to have occurred for the purposes of Article IX hereof upon (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger, or consolidation of the Company with one or more corporations (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control. A "Change in Control"
    shall be deemed to have occurred for purposes of Article IX hereof if (a) individuals who were directors of the Company immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board of Directors of the Company (or of the Board of Directors of any successor to the Company or to a company which has acquired all or substantially all of its assets) or
    (b) any entity, person, or Group acquires shares of the Company in a transaction or series of transactions that result in such entity, person, or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock of the Company. As used herein, "Control Transaction" shall be (a) any tender offer for or acquisition of capital stock of the Company, (b) any merger or consolidation of the Company, (c) any contested election of directors of the Company, or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board of Directors of the Company. As used herein, "Group" shall mean persons who act "in concert" as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

2.7 Disability: For purposes of Articles III and IX hereof, the "Disability" of a Participant shall be deemed to have occurred if, in the good faith judgment of the Compensation Committee, the Participant shall become unable to continue the proper performance of his or her duties as an employee of the Company or a subsidiary thereof on a full-time basis as a result of his or her physical or mental incapacity.

2.8 Executive Deferred Compensation Plan means the nonqualified deferred compensation plan of the Company in which certain executive employees of the Company may voluntarily elect to participate by deferring their cash awards earned pursuant to the Plan as set forth in Article VIII hereof.

2.9 Fair Market Value means the average of the reported high and low sales prices of the Common Stock (rounded up to the nearest one-eighth of a dollar) on the date Fair Market Value is to be determined (or if there was no reported sale on such date, the next preceding date on which any reported sale occurred) on the New York Stock Exchange (or, if the Common Stock is not then listed or admitted to trading on such exchange, on the principal exchange or in such other principal market on which the Common Stock is then listed or admitted to trading).

2.10 Just Cause means willful misconduct or dishonesty by the Participant, conviction of the Participant for a felony or failure by the Participant to contest prosecution for a felony, or excessive absenteeism on the part of the Participant not related to illness.

2.11 Participant means any employee of the Company or any subsidiary thereof who is described as eligible to participate in the Plan as set forth in
     Article III hereof.

2.12 Performance Goals mean the performance goals established each year pursuant to the Plan upon which performance will be measured.

2.13 Plan means the Executive Variable Incentive Plan of Oryx Energy Company, effective as of January 1, 1996, as described herein.

2.14 Plan Year means the performance period of the Plan, commencing on January 1 and ending December 31 each year, commensurate with the Company's fiscal year.

2.15 Restricted Stock means Common Stock issued pursuant to, and with such restrictions as are imposed by, Article IX hereof.

2.16 Retirement: For purposes of Articles III and IX hereof, the term "Retirement" shall mean a termination of employment with the Company or a subsidiary thereof by reason of retirement either (i) on a voluntary basis by a Participant who is at least 60 years of age or (ii) with the written consent of the Compensation Committee in its sole discretion (in the case of the retirement of the Chief Executive Officer of the Company) or with the written consent of the Chief Executive Officer of the Company in his sole discretion (in the case of the retirement of any other Participant). The preceding provisions of this Section to the contrary notwithstanding, at any time prior to one year preceding the date on which a Participant attains age 60, a Participant may make a written irrevocable election to defer his or her voluntary retirement age set forth in clause (i) to age 61 or such later age the Participant may designate in such election. In addition, any Participant who makes such an election may make a subsequent written irrevocable election to further defer his or her voluntary retirement age to any age at least one year older than the age previously designated provided that such election must be made at least one year prior to the attainment of the previously elected voluntary retirement age.

2.17 Target means the level of performance that is judged to be acceptable or standard for which 100% of the award will be paid for attainment of that performance objective.

2.18 Target Award Level means the percentage of Base Salary that may be earned by each Participant based upon the attainment of the Target (100%) level of performance.

2.19 Threshold means the level of performance that is judged to be the minimum acceptable for which some percentage, less than 100%, of the award will be paid for attainment of that performance objective.

                                  ARTICLE III

                                  ELIGIBILITY

3.1 Subject to the provisions of this Article III, only those employees of the Company or a subsidiary thereof who are "officers" of the Company as defined in Rule 16a-1(f) promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, are eligible to participate in this Plan and only those so eligible who are designated by the Compensation Committee as "Participants" in the Plan for any Plan Year will participate in the Plan for such Plan Year.

3.2 An employee must be on the regular payroll (including approved annual vacation leave) as of December 31 of the Plan Year and have at least 26 completed weeks of active service during the Plan Year in order to be eligible to receive an award pursuant to the Plan for such Plan Year. Any employee who satisfies the criteria for receiving an award pursuant to the Plan for a Plan Year but who had fewer than 52 completed weeks of active service during the Plan Year shall have his or her award pro-rated based on his or her number of completed weeks of active service during the Plan Year. An employee whose employment terminates during the Plan Year for any reason other than those reasons set forth in Section 3.4 hereof is not eligible to receive an award pursuant to the Plan for such Plan Year.

3.3 Any provision of the Plan to the contrary notwithstanding: (i) for purposes of determining an employee's completed weeks of active service during a Plan Year under this Article III, any period of approved annual vacation leave, and any period of a leave of absence (whether paid or unpaid) to which the employee is entitled pursuant to the Family and Medical Leave Act, shall be included as active service for such Plan Year;
    (ii) for purposes of determining whether an employee is on the regular payroll as of December 31 of a Plan Year under this Article III, an employee on a leave of absence as of December 31 of a Plan Year (whether paid or unpaid) to which the employee is entitled pursuant to the Family and Medical Leave Act shall be deemed to be on the regular payroll as of such date; and (iii) for purposes of determining whether an employee is on the regular payroll as of December 31 of a Plan Year under this Article III, an employee receiving benefits pursuant to the Company's Short-Term Disability Program or Long-Term Disability Plan shall be deemed to be on the regular payroll as of such date if such employee had at least 26 completed weeks of active service during the Plan Year.

3.4 Any Participant whose employment terminates during a Plan Year (but prior to December 31 of such Plan Year) due to Disability, Retirement or death shall be eligible for a pro rata award for the Plan Year based on the number of his or her completed weeks of active service during the Plan Year, provided such Participant has accumulated at least 26 completed weeks of active service in the Plan Year. In the event of an employee's death, the designated beneficiary of the employee under the Plan shall be the same as his or her designated beneficiary under the Company's Death Benefit Plan.

                                  ARTICLE IV

                          ADMINISTRATION OF THE PLAN

4.1 The Plan shall be administered by the Compensation Committee. Subject to the express provisions of the Plan, the Compensation Committee shall have the right and authority, in its sole and absolute discretion, (a) to adopt, amend, or rescind administrative and interpretive rules and regulations relating to the Plan; (b) to construe the Plan; (c) to make all other determinations necessary or advisable for administering the Plan; (d) to determine the terms and provisions of the respective agreements (which need not be identical) relating to the award of shares of Restricted Stock pursuant to Article IX hereof; (e) to construe such agreements; and (f) to exercise the powers conferred on the Compensation Committee under the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Compensation Committee on the matters referred to in this Section 4.1 shall be final and conclusive.

4.2 Subject to the express provisions of the Plan, the Compensation Committee shall have the exclusive authority to amend, modify, suspend, or terminate the Plan at any time; provided, however, that no amendment, modification, suspension or termination of the Plan shall in any manner adversely affect the right of any Participant to receive any amount to which such Participant has become entitled prior to such amendment, modification, suspension or termination.

4.3 At the beginning of the Plan Year, the Chief Executive Officer of the Company shall make recommendations to the Compensation Committee regarding Performance Goals and the respective Threshold and Target levels of performance associated with each. Within the first 90 days of the Plan Year the Compensation Committee will review the recommendations of the Chief Executive Officer and approve or modify the recommendations as presented. In addition, as provided in more detail in Articles V and VI hereof, at the completion of the Plan Year, the Compensation Committee shall review and certify the Plan award levels based upon actual performance during the Plan Year, and may exercise discretion in approving the award for any Participant such that the Compensation Committee may reduce (but may not increase) any or all of a Participant's award otherwise determined in accordance with the formula set forth in this Plan and the performance results for such Plan Year. The Compensation Committee may, in its discretion, design the award levels and performance goals for any Plan Year for any individual or group of individuals in a manner which will except any compensation paid to any such individual or group from the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, but the Compensation Committee is not obligated to do so.

                                   ARTICLE V

                              TARGET AWARD LEVELS

5.1 Participants in the Plan shall have Target Award Levels expressed as a percentage, not to exceed 100%, of their respective Base Salaries during the Plan Year. The Target Award Levels for a Plan Year will be established for each Participant by the Compensation Committee within the first 90 days of the Plan Year.

                                  ARTICLE VI

            DETERMINATION OF PERFORMANCE GOALS AND AMOUNT OF AWARDS

6.1 Within the first 90 days of each Plan Year, the Compensation Committee shall establish the Performance Goals which shall provide the basis for calculating the annual incentive compensation award for Participants for such Plan Year. The Performance Goals established by the Compensation Committee for a Plan Year may be based on stock price, cash flows, net income, operating income, expense levels, debt balance, debt ratings, total shareholder return, return on investment, return on equity, economic value added, production volumes, reserve additions, profit or cost per equivalent barrel, earnings per share, net asset value per share, or such other goals as the Compensation Committee may determine appropriate for a Plan Year. The Performance Goals may be based on the performance of the Company generally, in the absolute or in relation to its peers, or the performance of a particular employee, division, department, branch, subsidiary or other unit to which a particular employee is assigned. In establishing the Performance Goals for the applicable Plan Year, the Compensation Committee may establish different Performance Goals for individual Participants or groups of Participants. Each Performance Goal will be weighted to reflect its relative performance to the Company's strategic business plans for the Plan Year. The sum of the weightings of the Performance Goals at the Target level for particular Participants or groups of Participants will equal 100% for the Plan Year. Each Performance Goal will have stated Threshold and Target levels of performance which will provide a range of award possibilities.

6.2 As of the end of each Plan Year, a performance score will be determined by the Compensation Committee for each Performance Goal wherein achievement will be based upon actual performance compared to the Threshold and Target levels of performance. The Compensation Committee shall certify the degree of achievement of each Performance Goal based upon the actual performance results for the Plan Year. The results of the Performance Goals will be summed to determine the basis for the annual incentive compensation award for the Participant or group of Participants to which they apply, which sum may exceed 100%.

6.3 As of the end of the Plan Year, a Participant's incentive compensation award based upon attainment of Performance Goals for the Plan Year shall be calculated by multiplying such Participant's Base Salary by the Participant's Target Award Level for such Plan Year. The result shall then be multiplied by the performance score applicable to such Participant as determined by the Compensation Committee for such Plan Year in accordance with Section 6.2 hereof. After such amount is determined, the Compensation Committee may, in its sole discretion, reduce or eliminate (but may not increase) the amount of the award for a particular Participant based upon such factors as the Compensation Committee may determine to be relevant, including but not limited to such Participant's individual performance, but also shall take into consideration reliance placed on the Plan by the Participant in rendering performance during the Plan Year. Any provision of this Plan to the contrary notwithstanding, the maximum incentive compensation award based upon attainment of Performance Goals that may be payable to any Participant for a Plan Year calculated as described above shall be 200% of his or her annualized weekly base salary in effect as of the first pay period ending during the Plan Year to which the award relates; PROVIDED, HOWEVER, THAT WITH RESPECT TO PLAN YEARS BEGINNING AFTER DECEMBER 31, 1996, THE MAXIMUM INCENTIVE COMPENSATION AWARD BASED UPON ATTAINMENT OF PERFORMANCE GOALS THAT MAY BE PAYABLE TO ANY PARTICIPANT FOR A PLAN YEAR CALCULATED AS DESCRIBED ABOVE SHALL BE THE LESSER OF (I) 200% OF HIS OR HER ANNUALIZED WEEKLY BASE SALARY IN EFFECT AS OF THE FIRST PAY PERIOD ENDING DURING THE PLAN YEAR TO WHICH THE AWARD RELATES, OR (II) $1,500,000.

6.4 In addition to the incentive compensation awards based upon attainment of Performance Goals as set forth above, the Compensation Committee may, in its sole discretion, grant ad hoc incentive compensation awards to any Participant or group of Participants in such amount or amounts as it shall determine to be appropriate based upon such factors as it shall deem to be relevant. Any such ad hoc incentive compensation awards shall be determined and granted by the Compensation Committee after the Plan Year to which the award relates but prior to April 30 following the end of such Plan Year.

                                  ARTICLE VII

                           FORM AND TIMING OF AWARDS

7.1 Incentive compensation awards under the Plan may be paid in cash or shares of Common Stock, or in any combination thereof, at the discretion of the Compensation Committee. Awards so paid in Common Stock shall be valued based on the Fair Market Value of the Common Stock as of the first business day following the completion of the Plan Year. The manner of payment will be at the discretion of the Compensation Committee. Awards shall be paid by April 30 following the completion of the Plan Year. Awards shall be subject to the normal rules and regulations regarding the withholding for taxes and other deductions, if any, as may be in effect from time to time.

7.2 Certain Participants may elect to have their cash incentive compensation awards earned under the Plan (a) deferred in accordance with the provisions of Article VIII hereof or (b) paid to them in shares of Restricted Stock in accordance with the provisions of Article IX hereof.

                                  ARTICLE VIII

                          VOLUNTARY ELECTION TO DEFER

8.1 Participants eligible to participate in the Executive Deferred Compensation Plan may elect to defer their cash incentive compensation awards pursuant to the Plan by their voluntary election to participate in the Executive Deferred Compensation Plan. Based upon the terms and provisions of the Executive Deferred Compensation Plan, certain Participants may irrevocably elect to defer the receipt of all or a portion of their earned cash incentive compensation awards to a specified future date such as retirement. The election to participate in the Executive Deferred Compensation Plan must be made in writing and submitted to the Company's Human Resources Department before the commencement of the Plan Year.

                                  ARTICLE IX

                VOLUNTARY ELECTION TO RECEIVE RESTRICTED STOCK

9.1 Subject to the provisions of this Article IX, eligible Participants may elect to have their cash incentive compensation awards earned under the Plan for any Plan Year paid to them in shares of Restricted Stock. An election made by an eligible Participant pursuant to this Article IX (a) may be made only as to increments of 25%, 50%, 75%, or 100% of the Participant's cash incentive compensation award, (b) must be made in writing on a form approved for this purpose by the Compensation Committee and submitted to the Company's Human Resources Department on or before March 1 of the Plan Year in respect of which the award is earned (or on or before such later date as the Compensation Committee may approve), and
     (c) shall be irrevocable. The elections provided for under this Article IX are hereinafter referred to as "Restricted Stock Elections". The payment of shares of Restricted Stock pursuant to this Article IX shall be subject to the approval of the Compensation Committee, which shall have the discretion to cause the Company to settle all or any part of the Company's payment obligation under a Restricted Stock Election by the payment to the Participant of his or her cash incentive compensation award in lieu of the shares of Restricted Stock the Company would otherwise be obligated to deliver.

9.2 Prior to February 15 of each Plan Year, the Compensation Committee shall designate the Participants or class or classes of Participants (if any) who shall be eligible to make Restricted Stock Elections with respect to awards earned under the Plan for such Plan Year. Such determinations shall be in the sole discretion of the Compensation Committee.
     A Participant who has made a Restricted Stock Election shall be eligible to receive shares of Restricted Stock pursuant thereto only if such Participant is an employee of the Company or a subsidiary thereof on the date that such shares are issued. If the Participant is not so employed, then the Participant's prior election to receive shares of Restricted Stock in lieu of all or part of his or her cash incentive compensation award for such Plan Year shall be void.

9.3 The total number of shares of Restricted Stock to be paid to a Participant who has made a Restricted Stock Election shall be determined by dividing

   (x) the product obtained (the "Subject Amount") by multiplying (i) the amount of the Participant's cash incentive compensation award earned under the Plan for the Plan Year times (ii) the percentage of such amount that the Participant elected to have paid in shares of Restricted Stock pursuant to his or her Restricted Stock Election, by

   (y) the Fair Market Value of the Common Stock as of the first business day following the completion of the Plan Year.

  In determining the number of shares of Restricted Stock to be paid to a Participant, the Compensation Committee may, in its discretion, increase the value of such Participant's Subject Amount by multiplying it by a factor, which shall not be greater than 150%, as determined by the Compensation Committee. The factor shall be established by the Compensation Committee prior to February 15 of the Plan Year and shall be that rate which the Compensation Committee, in its sole discretion, determines to be appropriate for such Plan Year to reflect the Participant's election to forego cash compensation in exchange for shares of Restricted Stock. No fractional shares of Common Stock shall be issued pursuant to this Section 9.3; instead, the Company shall pay to the Participant the amount of his or her cash incentive compensation award not converted into whole shares of Restricted Stock pursuant to this Section 9.3.

9.4  All shares of Restricted Stock issued to Participants pursuant to this
     Article IX with respect to a Plan Year shall be subject to a restricted period (the "Restricted Period"), the duration of which shall be determined by the Compensation Committee in its sole discretion prior to February 15 of such Plan Year. The Restricted Period for shares of Restricted Stock issued to a Participant shall commence on the first business day following completion of the Plan Year. Shares of Restricted Stock issued to a Participant pursuant to this Article IX shall be forfeited to the Company at no cost to the Company if the Participant's employment with the Company or a subsidiary of the Company terminates prior to the expiration or termination of the Restricted Period applicable to such shares; provided, however, that the shares of Restricted Stock shall become fully vested and the Restricted Period shall terminate upon (a) the Participant's termination of employment during the Restricted Period due to death, Disability, or Retirement, (b) the involuntary termination of the Participant's employment with the Company and its subsidiaries by action of the Company (or its subsidiary, with respect to a Participant employed by a subsidiary of the Company) during the Restricted Period for reasons other than Just Cause, or (c) the occurrence of a Corporate Change during the Restricted Period. Unless and until shares of Restricted Stock are delivered to the Participant upon vesting, the shares of Restricted Stock shall not be sold, assigned, transferred, discounted, exchanged, pledged, or otherwise encumbered or disposed of by the Participant in any manner. The Compensation Committee may from time to time, in its discretion, and subject to such terms and conditions as the Compensation Committee may prescribe, grant to Participants to whom shares of Restricted Stock have been issued pursuant to this Article IX the right to extend the Restricted Period applicable to such shares for an additional period of time or until the occurrence of a specified event or events, in which case such shares shall remain subject to the restrictions of this Article IX for the period of such extension.

9.5 The Company shall issue, in the name of each Participant to whom shares of Restricted Stock have become payable pursuant to this Article IX (or, at the option of the Company, in the name of a nominee of the Company), stock certificates representing the total number of shares of Restricted Stock to be paid to the Participant with respect to a Plan Year, as soon as reasonably practicable after the date on which the Compensation Committee approves, certifies and announces the awards for such Plan Year. The Company or its agent, at the direction of the Compensation Committee, shall hold such certificates, together with stock powers and any other instrument of transfer reasonably requested by the Company duly endorsed in blank, for the Participant's benefit until such time as the shares of Restricted Stock represented by such certificates are forfeited to the Company or the restrictions thereon terminate.

9.6  Upon the issuance of a certificate representing shares of Restricted
     Stock to a Participant, the Participant shall become the owner thereof for all purposes and shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to such shares, subject to the provisions of this Article IX. If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization, or otherwise, with respect to the shares of Common Stock constituting the shares of Restricted Stock, then the Company shall pay or make such dividend or other distribution with respect to the shares of Restricted Stock; provided, however, that the cash, stock or other securities and other property constituting such dividend or other distribution shall be held by the Company subject to the restrictions applicable to the shares of Restricted Stock until the shares with respect to which such dividend or other distribution was paid or made are either vested or forfeited. If any shares of Restricted Stock with respect to which such dividend or distribution was paid or made do not vest but instead are forfeited pursuant to the provisions hereof, then the Participant shall not be entitled to receive such dividend or distribution with respect to such forfeited shares and such dividend or distribution with respect to such forfeited shares shall likewise be forfeited and automatically transferred to and reacquired by the Company. If any shares of Restricted Stock with respect to which such dividend or distribution was paid or made become vested pursuant to the provisions hereof, then the Participant shall be entitled to receive such dividend or distribution with respect to such vested shares, without interest, and such dividend or distribution with respect to such vested shares shall likewise be delivered to the Participant.

9.7 If any of the following events shall occur at any time while shares of Restricted Stock are outstanding and prior to the vesting or forfeiture thereof, the following adjustments shall be made in the number of shares of Common Stock then constituting such shares of Restricted Stock, as appropriate:

   (a) If the Company pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, the number of shares of Common Stock then constituting the shares of Restricted Stock shall be proportionately increased. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock then constituting the shares of Restricted Stock shall be proportionately reduced. An adjustment made pursuant to this Section 9.7(a) shall become effective as of the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

   (b) In case of any recapitalization or reclassification of the Common Stock, or any merger or consolidation of the Company with or into one or more other corporations, or any sale of all or substantially all the assets of the Company, as a result of which the holders of Common Stock receive other stock, securities, or property in lieu of or in addition to, but on account of, their shares of Common Stock, (A) such other stock, securities, or property allocable (as provided in clause
       (B) below) to the shares of Common Stock then constituting the shares of Restricted Stock shall be paid and delivered with respect to such shares of Restricted Stock, subject to the same restrictions applicable to such Restricted Stock, and (B) the Company shall make or cause to be made lawful and adequate provision whereby, upon the vesting of the shares of Restricted Stock after the record date for the determination of the holders of Common Stock entitled to receive such other stock, securities, or property, the Participant shall receive, in lieu of or in addition to the shares of Restricted Stock that have vested, as the case may be, the shares of stock, securities, or property that would have been allocable to such shares of Restricted Stock had such shares vested immediately prior to such record date. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or smaller number of shares of Common Stock shall not be deemed to be a recapitalization or reclassification of the Common Stock for the purposes of this Section 9.7(b).

9.8 Upon the expiration or termination of the Restricted Period applicable to shares of Restricted Stock, the restrictions applicable to the shares of Restricted Stock that have not theretofore been forfeited shall terminate, and as soon as practicable thereafter a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have terminated, together with any dividends or other distributions with respect to such shares then being held by the Company pursuant to the provisions of this Article IX, shall be delivered, free of all such restrictions, to the Participant or the Participant's beneficiary or estate, as the case may be.

9.9 Each recipient of shares of Restricted Stock pursuant to this Article IX shall, as a condition precedent to the issuance of such shares to or on behalf of such person, enter into an agreement with the Company, in such form as the Compensation Committee shall prescribe and which is consistent with the provisions of the Plan, setting forth or incorporating the restrictions, terms, and conditions of the award of Restricted Stock. An agreement may contain such provisions as the Compensation Committee deems appropriate to enable the Company or its appropriate affiliate to satisfy its federal and any applicable state and local tax withholding obligations, including provisions permitting the Company, upon the vesting of shares of Restricted Stock, to withhold delivery of shares of Restricted Stock or accept delivery of other shares of Common Stock owned by the Participant to satisfy such tax withholding obligations. In the event of any inconsistency between the provisions of the Plan and any such agreement, the provisions of the Plan shall govern.

9.10 Notwithstanding anything contained in the Plan to the contrary, the Compensation Committee shall have the right to cancel all or any portion of any outstanding restrictions prior to the expiration or termination of such restrictions with respect to any or all shares of Restricted Stock on such terms and conditions as the Compensation Committee may, in writing, deem appropriate.

                                   ARTICLE X

                            NO RIGHT OF EMPLOYMENT

10.1 Nothing in the Plan, including the employee's eligibility for participation in the Plan, will infer any right of employment by the Company or any subsidiary thereof to such employee.

                                  ARTICLE XI

                                 MISCELLANEOUS

11.1 The total number of shares of Common Stock that may be issued, transferred, or awarded pursuant to Section 7.1 or Article IX of the Plan shall not exceed a maximum of 300,000 in the aggregate. In the event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares that may be issued or awarded under the Plan shall be increased or decreased proportionately. Shares that have been previously delivered to a Participant as Restricted Stock that have since been forfeited shall be available for further issuance or award under the Plan. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Compensation Committee, in its discretion, shall from time to time determine.

11.2 Subject to the provisions of Article IX hereof, a Participant shall not have the right to anticipate, alienate, sell, transfer, assign, pledge, or encumber his or her right to receive any award made under the Plan.

11.3 No Participant shall have any lien on any assets of the Company or any subsidiary thereof by reason of any rights to any award made under the Plan.

11.4 No member of the Compensation Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any awards made hereunder; and the members of the Compensation Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

11.5 The adoption of the Plan or any modification or amendment hereof does not imply any commitment to continue or adopt the same plan, or any modification hereof, or any other plan for incentive compensation for any succeeding year, provided that no termination, modification or amendment of the Plan shall adversely affect the right of any Participant to receive any amount to which such Participant has become entitled prior to such termination, modification, or amendment.

11.6 The laws of the State of Texas shall govern the Plan.

11.7 The Plan shall be binding on the successors of the Company.

11.8 The Plan shall be deemed adopted by the Board of Directors as of January 1, 1996. The Plan shall be deemed effective as of the date of its adoption by the Board of Directors, provided it is duly approved by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the 1996 annual meeting of stockholders of the Company. If the Plan is not approved by the stockholders AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS, the Plan shall terminate and all actions taken hereunder shall be null and void. WITH RESPECT TO PLAN YEARS BEGINNING AFTER DECEMBER 31, 1996, THE PLAN, AS AMENDED BY AMENDMENT NO. 1, SHALL BE SUBJECT TO AND CONTINGENT UPON APPROVAL BY THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT, OR REPRESENTED, AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY. IF THE PLAN, AS AMENDED, IS NOT SO APPROVED BY THE STOCKHOLDERS AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS, THE PLAN SHALL TERMINATE EFFECTIVE FOR PLAN YEARS BEGINNING AFTER DECEMBER 31, 1996 AND ALL ACTIONS TAKEN HEREUNDER WITH RESPECT TO SUCH PLAN YEARS SHALL BE NULL AND VOID.

-------------------------------------------------------------------------------


PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              ORYX ENERGY COMPANY

 The undersigned hereby appoints Robert L. Keiser, William C. Lemmer and Ed-ward W. Moneypenny, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby autho-rizes them to represent and vote, as provided on the other side, all the shares of Oryx Energy Company Common Stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 1, 1997 or any adjournment thereof, with all powers which the under-signed would possess if present at the Meeting.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------
This Proxy when properly executed will be voted by the               Please mark
Proxies in the manner designated below. If this Proxy                 your vote
is returned signed but without a clear voting designation,            like this
the Proxies will vote FOR Items 1, 2, 3, 4 and 5 and                      X
AGAINST Item 6.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5


                                                             WITHHELD
Item 1--ELECTION OF CLASS III DIRECTORS               FOR    FOR ALL
        Nominees:                                     [_]      [_]
        Jerry W. Box
        William E. Bradford
        Sylvia A. Earle
        Edward W. Moneypenny

WITHHELD FOR: (Write that nominee's name in the space provided below).

________________________________________
                                                         FOR   AGAINST   ABSTAIN
ITEM 2--APPOINTMENT OF INDEPENDENT ACCOUNTANTS           [_]     [_]       [_]

ITEM 3--APPROVAL OF 1997 LONG-TERM INCENTIVE PLAN        [_]     [_]       [_]

ITEM 4--APPROVAL OF AMENDMENT TO 1992 LONG-TERM
        INCENTIVE PLAN                                   [_]     [_]       [_]

ITEM 5--REAPPROVAL OF EXECUTIVE VARIABLE INCENTIVE PLAN  [_]     [_]       [_]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 6

                                                         FOR   AGAINST   ABSTAIN
ITEM 6--STOCKHOLDERPROPOSAL-CERES PRINCIPLES             [_]     [_]       [_]

                                WILL
                               ATTEND
If you plan to attend the
Annual Meeting, please mark      [_]
the WILL ATTEND block.

Signature(s) ___________________________   Date _______________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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